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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Magnum Hunter Resources Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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April 30, 2015

Dear Common Stockholder:

              You are cordially invited to attend the 2015 Annual Meeting of Common Stockholders of Magnum Hunter Resources Corporation to be held on June 12, 2015 at 9:00 a.m. Central Daylight Time in the 1st floor conference room at 909 Lake Carolyn Parkway, Irving, Texas 75039.

              The Notice of Annual Meeting and Proxy Statement for the annual meeting is being made available to our stockholders on or about May 1, 2015 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

              We look forward to a significant vote of our common stock, either in person or by proxy. We are offering three convenient ways to vote your shares: over the Internet, by toll-free telephone or by mailing a proxy card. Voting via the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions you received regarding these three voting options.

              Voting over the Internet or by telephone is fast and convenient and your vote is immediately tabulated. By using the Internet or telephone, you help Magnum Hunter reduce the cost of postage and proxy tabulations. Regardless of your method of voting, you may revoke your proxy as provided in the Proxy Statement.

              Your support is appreciated, and we hope that you will be able to join us at the meeting.

Sincerely,
Gary C. Evans Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF COMMON STOCKHOLDERS

Dear Common Stockholder:

              An annual meeting of common stockholders (the "Meeting") of Magnum Hunter Resources Corporation will be held on June 12, 2015 at 9:00 a.m. Central Daylight Time in the 1st floor conference room at 909 Lake Carolyn Parkway, Irving, Texas 75039.

              All Magnum Hunter common stockholders are cordially invited to attend the Meeting, although only those stockholders of record as of the close of business on April 24, 2015, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the Meeting.

              The Notice of Annual Meeting and Proxy Statement for the Meeting are being made available to our stockholders on or about May 1, 2015 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive the proxy materials by email or, upon request, in printed form by mail.

              The purpose of the Meeting is to consider and vote upon the following proposals:

    1.
    The election of six directors of Magnum Hunter to hold office until the 2016 annual meeting of common stockholders of Magnum Hunter or until their respective successors are duly elected and qualified;

    2.
    The ratification of the appointment of BDO USA, LLP as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2015;

    3.
    The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals; and

    4.
    The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

              The Board of Directors of Magnum Hunter recommends that our common stockholders vote "FOR" each of the proposals listed above and described in the Proxy Statement.

              Pursuant to the New York Stock Exchange rules (which govern Magnum Hunter's common stock), if you hold your shares in street name, nominees will not have discretion to vote these shares on the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, bank or other nominee, these shares will not be counted in determining the outcome on Proposal 1 set forth in this proxy statement at the Meeting. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on these proposals.

By Order of the Board of Directors,

Gary C. Evans Chairman of the Board and Chief Executive Officer
Irving, Texas April 30, 2015

              If you have any questions concerning the proposals set forth in the accompanying proxy statement, the Meeting or the other matters described in the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Magnum Hunter common stock, please contact Magnum Hunter's Investor Relations Department at (832) 203-4539 or ir@mhr.energy.

i

Auditor Fees	21
Audit Committee Pre-Approval Policy and Procedures	22
Proposal No. 2—Ratification of the Appointment of BDO as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015	22
OUR EXECUTIVE OFFICERS	24
TRANSACTIONS WITH RELATED PERSONS	26
Review, Approval or Ratification of Transactions with Related Persons	26
Certain Relationships and Related Transactions	26
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	28
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	31
2014 Stockholder Advisory Vote on Executive Compensation	31
Our Compensation Philosophy	31
Elements of Compensation	32
Risk Assessment	39
Executive Compensation Tables	39
Compensation Committee Interlocks and Insider Participation	45
Compensation Committee Report	46
OTHER MATTERS	47
Stockholder Proposals for 2016 Annual Meeting	47
Householding of Proxies	47
Where You Can Find More Information	48

ii

PROXY STATEMENT

              This proxy statement and related proxy materials are being made available to our stockholders on or about May 1, 2015 on the Internet, electronically by email for stockholders who have previously consented to electronic delivery or who have requested to receive our proxy materials by email or, upon request, in printed form by mail.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

              Certain statements in this proxy statement, other than purely historical information, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, and our Quarterly Reports on Form 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

QUESTIONS AND ANSWERS ABOUT THE MEETING

              Unless stated otherwise or unless the context otherwise requires, all references to:

  •
  Magnum Hunter, the Company, MHR, we, our, ours and us are to Magnum Hunter Resources Corporation, a Delaware corporation;

  •
  All references to the Meeting are to the 2015 annual meeting of Magnum Hunter common stockholders to which this proxy statement relates;

  •
  All references to our common stock are to shares of common stock, par value $0.01;

  •
  All references to common stockholders are to holders of shares of Magnum Hunter common stock; and

  •
  All dollar amounts are expressed in U.S. dollars.

              The following are some questions that you, as a stockholder of Magnum Hunter, may have regarding the Meeting, and brief answers to those questions. You are urged to read carefully this proxy statement in its entirety because this section may not provide all of the information that is important to you with respect to the Meeting.

Q:          When and where is the Meeting?

A:
The Meeting will be held on June 12, 2015 at 9:00 a.m. Central Daylight Time in the 1st floor conference room at 909 Lake Carolyn Parkway, Irving, Texas 75039.

Q:          What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement, to stockholders, by providing access to these materials on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. Based on this practice, most of our stockholders have already received a Notice of Internet Availability of Proxy Materials, also referred to as the Notice, which provides instructions for accessing our proxy materials on a website referred to in the Notice or requesting to receive printed copies of the proxy materials by mail or electronically by email.

If you are a common stockholder and would like to receive a paper or email copy of our proxy materials for the Meeting or for all future meetings, please follow the instructions for requesting such materials included in the Notice. Please note that if you previously requested or consented to delivery of our proxy materials by mail or electronically via email, you did not receive the separate Notice. Instead, we sent you a full set of our proxy materials, which includes instructions for voting. We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Q:          Why am I being provided with access to or receiving these proxy materials?

A:
The Board of Directors of Magnum Hunter, or the Board, is soliciting proxies from its common stockholders for voting on the proposals to be presented at the Meeting. Your proxy will be voted in accordance with the instructions given, unless the proxy is subsequently revoked. This proxy statement describes in detail the proposals on which we would like our common stockholders to vote. It also gives you information on these proposals so that you can make an informed decision.

Q:          Who can vote at the Meeting?

A:
Only common stockholders of record at the close of business on April 24, 2015, referred to as the Record Date, will be entitled to vote on the proposals set forth in this proxy statement at the Meeting or any adjournment or postponement thereof. On the Record Date, there were 201,565,392 shares of common stock entitled to vote. Each share of common stock entitles the holder to one vote per share.

Q:          What am I being asked to vote on at the Meeting?

A:
Our common stockholders are being asked to vote on each of the proposals below:

•
The election of each of Victor G. Carrillo, Rocky L. Duckworth, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson, each of whom is presently a member of the Board, to serve as a director of Magnum Hunter until the 2016 annual meeting of stockholders of Magnum Hunter or until their respective successors are duly elected and qualified;

•
The ratification of the appointment of BDO USA, LLP, whom we refer to as BDO, as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•
The approval of an adjournment of the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

    None of the proposals to be voted upon at the Meeting is conditional on the approval of any other proposal. The Company is not aware of any other matter that will be presented at the Meeting for action on the part of the common stockholders. However, if any other matters are properly brought before the Meeting, your proxy or voting instructions give authority to the proxy holders, Gary C. Evans and Paul M. Johnston, to vote on those other matters in accordance with the Board's recommendation.

Q:          How does the Board recommend that I vote?

A:
With respect to the proposals to be considered and voted on at the Meeting, the Board recommends that Magnum Hunter common stockholders vote:

•
"FOR" the election of each of the director nominees;

•
"FOR" the ratification of the appointment of BDO as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•
"FOR" the adjournment of the Meeting, if necessary, to solicit additional proxies in favor of such proposals.

    We anticipate that our executive officers and directors will vote their shares of our common stock in accordance with the Board's recommendations on the above proposals.

Q:          What vote is required for Magnum Hunter's stockholders to approve each proposal?

A:
Assuming the presence of a quorum, the following vote is required for each proposal:

•
The election of each of the six directors requires the affirmative vote of a plurality of the shares of common stock cast at the Meeting. You may only vote "FOR" or "WITHHELD" with respect to election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
The ratification of the appointment of BDO requires the affirmative vote of a majority of the shares of common stock that are present in person or represented by proxy and entitled to vote at the Meeting. Under Delaware law, (i) abstentions are considered to be "present" and "entitled to vote" at the Meeting, and as a result, abstentions will have the effect of a vote "AGAINST" this proposal, and (ii) shares underlying broker non-votes are not considered to be "entitled to vote" at the Meeting, and as a result, broker non-votes will generally have no effect on the outcome of this proposal. As discussed below, under applicable New York Stock Exchange, or NYSE, rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to the ratification of BDO, so no broker non-votes are expected for this proposal.

•
A proposal to adjourn the Meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares of common stock that are present in person or represented by proxy and entitled to vote at the Meeting. Under Delaware law, (i) abstentions are considered to be "present" and "entitled to vote" at the Meeting, and as a result, abstentions will have the effect of a vote "AGAINST" adjournment of the Meeting, and (ii) shares underlying broker non-votes are not considered to be "entitled to vote" at the Meeting, and as a result, broker non-votes will generally have no effect on the outcome of a proposal to adjourn the Meeting. A proposal to adjourn the Meeting, if necessary, does not require a quorum.

Q:          What is the difference between holding shares of our stock as a "stockholder of record" and as a "beneficial owner"?

A:
Most of our common stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between holding shares as a stockholder of record and holding shares as a beneficial owner in street name:

•
Stockholder of Record—If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record of such shares.

•
Beneficial Owner—If your shares are held in a brokerage account, by a bank or by another nominee, you are the "beneficial owner" of such shares held in street name.

Q:          If I am a "stockholder of record," how do I vote?

A:
If you are a stockholder of record and entitled to vote at the Meeting, you can submit a proxy or vote in person by completing a ballot at the Meeting. However, even if you plan to attend the Meeting, Magnum Hunter encourages you to submit a proxy before the Meeting to ensure that your shares are voted. A proxy is a legal designation of another person to vote your shares of Magnum Hunter stock on your behalf. If you are a stockholder of record, you may submit a proxy for your shares by:

•
calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted;

•
accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you; or

•
filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

    When a stockholder submits a proxy by telephone or through the Internet, his or her proxy is recorded immediately. Magnum Hunter encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy by telephone or through the Internet, please do not return your proxy card by mail.

Q:          If I am a "beneficial owner" of shares, how do I vote?

A:
If you are a beneficial owner of shares, you must instruct your broker, bank or other nominee on how to vote your shares by following the instructions that the broker, bank or other nominee provides to you with these proxy materials. Most brokers offer stockholders the ability to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

If you are a beneficial owner of shares and desire to vote your shares in person at the Meeting, you must obtain a proxy from your broker, bank or other nominee and present it to the inspector of elections with your ballot when you vote at the Meeting.

Q:          How will my proxy be voted?

A:
All shares represented by each properly executed and valid proxy received by 11:59 p.m. Eastern Daylight Time on June 9, 2015 will be voted in accordance with the instructions given on the proxy.

    If a holder of common stock executes a proxy card without giving instructions, the shares of common stock represented by that proxy card will be voted:

  •
  "FOR" the election of each of the director nominees;

  •
  "FOR" the ratification of the appointment of BDO as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

  •
  Otherwise in accordance with the judgment of the person voting the proxy on any other matter properly brought before the common stockholders at the Meeting and any adjournment or postponement thereof, including any proposal to adjourn the Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

    Your vote is important.    Accordingly, please submit your proxy by telephone, through the Internet or by mail, whether or not you plan to attend the Meeting in person.

Q:          If I am a beneficial owner of shares, will my broker, bank or other nominee automatically vote my shares for me?

A:
If you are the beneficial owner of common stock held in street name and do not submit voting instructions to your broker, bank or other nominee, the nominee that holds your shares may use their discretion in voting your shares with respect to "routine items," but not with respect to "non-routine items," under the rules of the NYSE. On non-routine items for which you do not submit voting instructions to your broker, bank or other nominee, your shares will not be voted and will be treated as "broker non-votes." The proposal for common stockholders to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015 is considered a routine item and therefore may be voted upon by a common stockholder's broker, bank or other nominee if such holder does not provide voting instructions on this proposal. The election of directors is considered a non-routine item and, therefore, may not be voted upon by your broker, bank or other nominee if you do not provide voting instructions on this specific proposal.

Q:          How can I change or revoke my proxy?

A:
You may revoke your proxy and/or change your vote before your proxy is voted at the Meeting.

    If you are a stockholder of record, you can do this by:

  •
  Sending a written notice stating that you revoke your proxy to our Corporate Secretary at our principal executive offices at 909 Lake Carolyn Parkway, Suite 600, Irving, Texas 75039, Attn: Corporate Secretary, as long as the notice bears a date subsequent to the date of the proxy and is received no later than two business days prior to the Meeting and states that you revoke your proxy;

  •
  Submitting a valid, later-dated proxy by mail, telephone or through the Internet that is received by 11:59 p.m. Eastern Daylight Time on June 9, 2015; or

  •
  Attending the Meeting and voting by ballot in person (though your attendance at the Meeting will not, by itself, revoke any proxy that you have previously given).

    If you are the beneficial owner of common stock held in street name, you must follow the directions you receive from your broker, bank or other nominee in order to revoke or change your vote.

Q:          What constitutes a quorum for the Meeting?

A:
In order to carry on the business of the Meeting, we must have a quorum. This means at least a majority of the total shares of common stock that are outstanding as of the Record Date must be represented at the Meeting, either by proxy or in person. Abstentions and broker non-votes, which are described in more detail above, will be counted as shares present at the Meeting for purposes of determining whether a quorum exists.

Q:          Who may attend the Meeting?

A:
Magnum Hunter common stockholders (or their authorized representatives) may attend the Meeting. Proof of identification and proof of ownership of Magnum Hunter common stock are needed for you to be admitted to the Meeting. If you plan to attend the Meeting and your shares are held in "street name" through a broker, bank or other nominee, you will need to provide proof of ownership of your shares. Examples of proof of ownership include a recent brokerage statement or letter from your broker, bank or other nominee.

Q:          Where can I find the voting results of the Meeting?

A:
The preliminary voting results are expected to be announced at the Meeting. Magnum Hunter will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days following the Meeting.

Q:          Who is soliciting this proxy?

A:
The Board is soliciting this proxy and we will bear the cost of the solicitation. We may make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Magnum Hunter common stock held of record. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service. In addition to the use of mail, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, electronic mail or otherwise.

Q:          What do I do if I receive more than one proxy or set of voting instructions?

A:
If you receive more than one proxy and/or set of voting instructions relating to the Meeting, which means you own shares in more than one account, each should be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q:          What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please submit your proxy by telephone or through the Internet in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares will be represented at the Meeting.

Q:          Who can help answer my questions?

A:
If you have any questions about the Meeting or the other matters described in this proxy statement or need assistance in voting your shares of common stock or additional copies of this proxy statement or the enclosed proxy card, you can contact Magnum Hunter's Investor Relations Department at (832) 203-4539 or ir@mhr.energy. In addition, information regarding the Meeting is available via the Internet at our website www.magnumhunterresources.com.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

              The business, property and affairs of Magnum Hunter are managed by our Chief Executive Officer under the direction of our Board of Directors. The Board is responsible for establishing broad corporate policies and for overall performance and direction of Magnum Hunter, but is not involved in day-to-day operations. Members of the Board keep informed of Magnum Hunter's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly and through discussions with the Chief Executive Officer and other executive officers.

              We have adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the guidelines are director qualifications and responsibilities, Board committee responsibilities, selection and election of directors, director compensation and tenure, Board meeting requirements and Board and committee performance evaluations. The Governance Committee is responsible for assessing and periodically reviewing the adequacy of these guidelines. Our Corporate Governance Guidelines are available on the Company's website under the "Corporate Governance" link under the "Investors" tab at www.magnumhunterresources.com.

Proposal No. 1—Election of Directors

              At the Meeting, our common stockholders will consider and vote on the election of each of Victor G. Carrillo, Rocky L. Duckworth, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson to hold office until the 2016 annual meeting of stockholders of Magnum Hunter or until their respective successors are duly elected and qualified. Each director nominee is currently a director of Magnum Hunter. If any director nominee becomes unable or unwilling to stand for election, which is not currently anticipated, the Board can name a substitute director nominee, and the shares represented by proxies will be voted for the substitute director nominee pursuant to discretionary authority, unless withheld.

Biographical Information of Our Directors

              The following is a brief biography of each director nominee. The biographies include information regarding each individual's service as a director of Magnum Hunter, business experience, director positions at public companies held currently or at any time during the last five years, and the experience, qualifications, attributes or skills that caused our Board and the Governance Committee to determine that the person should serve as a director of Magnum Hunter.

              Victor G. Carrillo, age 50, has been a director of Magnum Hunter since January 2011. Mr. Carrillo currently serves as President and Chief Operating Officer (a position he has held since October 2011) and a director of Zion Oil & Gas, Inc. ("Zion"), a company engaged in onshore oil and gas exploration in Israel. Mr. Carrillo has served as a director of Zion since September 2010, and he served as an executive vice president and a director of Zion from January 2011 to October 2011. From 2003 to 2010, Mr. Carrillo served as a commissioner on the Texas Railroad Commission, overseeing the Texas oil and gas sector. Currently, Mr. Carrillo serves on the Advisory Board of the Maguire Energy Institute at Southern Methodist University and on an advisory committee for the TechnoWise Group, an energy conservation solutions company. He is also on the board of directors of the Texas-Israel Chamber of Commerce and is Chairman Emeritus of the West Texas Energy Consortium. During his time of service on the Texas Railroad Commission, Mr. Carrillo also served as Chairman of the Governor's Texas Energy Planning Council, Chairman of the Outer Continental Shelf Advisory Committee to the U.S. Secretary of the

Interior, and Vice Chairman of the Interstate Oil and Gas Compact Commission. Mr. Carrillo received a B.S. in geology from Hardin-Simmons University, an M.S. in geology from Baylor University, a Juris Doctorate with emphasis in both environmental and oil and gas law from the University of Houston Law Center and an honorary Doctorate from Hardin-Simmons University. The Board has concluded that the Company benefits from Mr. Carrillo's vast educational and professional experience related to the crude oil and natural gas exploration and production segment of the energy industry.

              Rocky L. Duckworth, age 64, has been a director of Magnum Hunter since October 2013 and was appointed by the Board as Chairman of the Audit Committee in February 2014. Mr. Duckworth brings more than 40 years of regulatory compliance, auditing, financial reporting, and oil and gas accounting experience to the Board. Since May 2013, Mr. Duckworth has served as a director of Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP, where he serves on the audit committee and chairs the conflicts committee. Since August 2014, Mr. Duckworth has also served on the Board of Directors of Glori Energy, Inc. where he chairs the audit committee and is a member of the nominating and governance committee and the compensation committee. Mr. Duckworth retired from KPMG LLP in September 2010 after more than 38 years of service, including more than 29 years as a partner. From 2000 to September 2010, Mr. Duckworth served global energy clients, and he was the energy industry leader of the audit practice in KPMG's Houston office until 2006. Prior to relocating to Houston, Mr. Duckworth was the Managing Partner of KPMG's Oklahoma City office from 1987 to 2000. Mr. Duckworth was the partner in charge of the audit practice in Oklahoma City from 1984 until 1987. Mr. Duckworth earned a Bachelor of Science in Accounting with honors from Oklahoma State University in 1972 and also was commissioned a 2nd lieutenant in the U.S. Army upon graduation from Oklahoma State University. In May 2011, Mr. Duckworth was appointed by the Governor as a member of the Texas State Board of Public Accountancy and he is a certified public accountant in the State of Texas. The Board has concluded that the Company benefits from Mr. Duckworth's extensive audit and SEC reporting experience serving public oil and natural gas production companies.

              Gary C. Evans, age 57, has been a director of Magnum Hunter since 2009. Mr. Evans was appointed as Chairman of the Board and Chief Executive Officer of the Company in May 2009. Mr. Evans previously founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources, Inc., or MHRI, an unrelated NYSE-listed company of similar name, for twenty years before selling MHRI to Cimarex Energy for approximately $2.2 billion in June 2005. In 2005, Mr. Evans founded Wind Energy, LLC, a renewable energy company which was subsequently acquired in December 2006 by GreenHunter Resources, Inc., or GreenHunter, an NYSE MKT-listed company focusing on oil field water management and clean water technologies active in the unconventional resource plays. Mr. Evans has served as Chairman of GreenHunter since December 2006, and as interim Chief Executive Officer of GreenHunter since January 15, 2014. He previously served as Chief Executive Officer of GreenHunter from December 2006 through December 2012. Mr. Evans serves as an individual trustee of TEL Offshore Trust, a publicly-listed oil and gas trust, and is a director of Novavax Inc., a NASDAQ-listed clinical-stage vaccine biotechnology company. Mr. Evans was recognized by Ernst & Young LLP as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs. Mr. Evans was also recognized as the Energy Industry Leader of the year in 2013 and chosen by Finance Monthly in 2013 as one of the most respected CEO's. Mr. Evans was recently chosen as the Best CEO in the "Large Company" category by Texas Top Producers in 2013. He additionally won the Deal Maker of the Year Award in 2013 by Finance Monthly. Mr. Evans serves on the Board of the Maguire Energy Institute at Southern Methodist University and speaks regularly at energy industry conferences around the world on the current affairs of the oil and gas business. The Board has concluded that the Company benefits from Mr. Evans' extensive oil and gas industry expertise, his expertise as a chief executive officer with publicly held energy companies, his industry, investment banking and commercial lending contacts and his vast professional experience.

              Stephen C. Hurley, age 65, has been a director of Magnum Hunter since October 2011. Mr. Hurley has 38 years of experience in the oil and gas industry. He also serves on the board of directors of Brigham Resources, LLC, a privately held oil and gas company. He is a former member of the board of directors of Brigham Exploration Company, serving from December 2002 to December 2011 when the company was sold to Statoil ASA for $4.6 billion. He also served on the audit and compensation committees of Brigham Exploration Company. Mr. Hurley is a former President and board member of Hunt Oil Company, having been associated with Hunt Oil Company from August 2001 to February 2012. Prior to joining Hunt Oil Company, Mr. Hurley served as Chief Operating Officer, Executive Vice President and a member of the board of directors for Chieftain International, Inc. from August 1995 to August 2001, when Hunt Oil Company bought Chieftain International, Inc. Prior to joining Chieftain International, Inc., Mr. Hurley was Executive Vice President of worldwide Exploration and Production for Murphy Exploration and Production Company. During his 16 year tenure at Murphy Exploration and Production Company, he held the positions of Senior Geologist, Exploration Manager, Vice President and Executive Vice President. From 1975 to 1980, Mr. Hurley was a geologist with Exxon Company USA, having been recruited out of college. Mr. Hurley holds both Bachelor of Science and Master of Science degrees in geology from the University of Arkansas and an advanced degree in business studies from Harvard University. He is a past President of both the Dallas Petroleum Club and Dallas Wildcatters Committee. The Board has concluded that the Company benefits from Mr. Hurley's extensive executive-level experience in the energy industry.

              Joe L. McClaugherty, age 63, has been a director of Magnum Hunter since 2006. Mr. McClaugherty is a senior partner of McClaugherty & Silver, P.C., a full service firm engaged in the practice of civil law located in Santa Fe, New Mexico. He has practiced law for 39 years and has a Martindale-Hubbell rating of AV Preeminent and is a Fellow of the International Academy of Trial Lawyers. Prior to founding McClaugherty & Silver, P.C. in 1992, he was the Managing Partner of the Santa Fe office of Kemp, Smith, Duncan & Hammond, and, earlier, of Rodey, Dickason, Sloan, Akin & Robb. Mr. McClaugherty has served on numerous boards of both international and domestic companies. He received a BBA with Honors from the University of Texas in 1973 and a JD with Honors from the University of Texas School of Law in 1976. He is admitted to the Bars of the State of New Mexico, State of Texas, State of Colorado, United States Federal District Court for the State of New Mexico, United States Federal District Court for the State of Colorado, United States Court of Appeals for the Tenth Circuit and the United States Supreme Court. The Board has concluded that the Company benefits from Mr. McClaugherty's business and law degrees from the University of Texas at Austin, his approximately 39 years of legal experience in a broad-based civil practice and his extensive experience on boards of both international and domestic companies.

              Jeff Swanson, age 59, has been a director of Magnum Hunter since 2009. Mr. Swanson currently serves as the President and Chief Executive Officer of GrailQuest Corp., a privately held company providing software and services to the oil and gas industry, a position he has held since January 1999. Mr. Swanson is also the President and Chief Executive Officer of Durango Resources Corp., an oil and gas producer operating in Texas. He has been actively engaged in the exploration and production sectors of the oil and gas industry for over 30 years. Mr. Swanson co-founded Stratamodel, Inc., which developed the first commercially available 3-D geocellular technology, now a standard workflow tool in the oil and gas industry. He is co-author of two patents including ReservoirGrail, an increasingly used reservoir volumetric material balancing simulator and SandGrail, a clastics modeling program. Mr. Swanson received his B.B.A. from Southern Methodist University and is a member of the Society of Petroleum Engineers (SPE), Association of Petroleum Geologists (AAPG), Houston Geological Society (HGS), Independent Petroleum Association of America (IPAA) and the National Stripper Well Association (NSWA). He is an individual trustee of TEL Offshore Trust, a publicly-listed oil and gas trust. He also serves on the Board of Directors of New Standard Energy, a public Australian company. The Board has concluded that the Company benefits from Mr. Swanson's experience as a chief executive officer and his oil and gas industry expertise, particularly his technical expertise with respect to oil field and reserve estimation technology.

              J. Raleigh Bailes, Sr., a current member of our Board, has decided not to stand for reelection at the Meeting because he has decided to retire.

    Required Vote

              The election of each of the director nominees requires the affirmative vote of a plurality of the shares of our common stock cast at the Meeting. You may only vote "FOR" or "WITHHELD" with respect to the election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will not affect the outcome on the election of directors.

              The Board recommends that Magnum Hunter's common stockholders vote "FOR" each of the director nominees listed above.

Director Nomination Process

              In assessing the qualifications of candidates for nomination as director, our Governance Committee and our Board consider, in addition to qualifications set forth in our bylaws, each potential nominee's:

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  Personal and professional integrity, experience, reputation and skills;

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  Ability and willingness to devote the time and effort necessary to be an effective Board member; and

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  Commitment to act in the best interests of Magnum Hunter and its stockholders.

              Consideration is also given to the requirement under the NYSE listing standards that the Board be composed of a majority of independent directors, as well as the qualifications required for membership on our Board committees under the NYSE listing standards and various other regulations.

              In addition, the Board looks for nominees who possess a broad range of business experience, diversity ("diversity" being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time), professional skills, geographic representation and other qualities it considers important in light of our business plan. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that can effectively work together using its diversity of experience to see that Magnum Hunter is well managed and represents the interests of the Company and its stockholders.

              Our common stockholders may submit the names and other information regarding individuals they wish to be considered for nomination as directors by writing to our Corporate Secretary at 909 Lake Carolyn Parkway, Suite 600, Irving, Texas 75039, Attn.: Corporate Secretary. Under our bylaws, stockholders may nominate persons for election to our Board at a meeting of stockholders by complying with the advance notice procedures set forth in our bylaws. In order to be timely, a stockholder notice of nomination of a person for election to the Board must be received at our principal executive offices not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice was given. The notice also must provide certain information as set forth in our bylaws. See the section of this proxy statement titled "Other Matters—Stockholder Proposals for 2016

Annual Meeting" for more information regarding the procedures and requirements for nominating a director for the 2016 annual meeting of stockholders.

Director Independence

              In accordance with the NYSE listing standards and applicable SEC rules and guidelines, our Board and our Governance Committee assess the independence of our Board members from time to time. Applying the applicable NYSE listing standards and SEC rules for independence, our Board, upon the recommendation of our Governance Committee, determined that Messrs. J. Raleigh Bailes, Sr., Victor G. Carrillo, Rocky L. Duckworth, Stephen C. Hurley, Joe L. McClaugherty, and Jeff Swanson are independent directors.

              Under the NYSE listing standards, a majority of our directors must be independent, and our Audit, Compensation and Governance Committees are each required to be composed solely of independent directors. The standards for Audit Committee membership include additional requirements under rules of the SEC. The Board has determined that all of the members of our Audit, Compensation and Governance Committees meet the applicable independence requirements. The listing standards relating to general independence consist of both a requirement for a Board determination that the director has no material relationship with the Company and a listing of several specific relationships that preclude independence.

Board's Role in Risk Oversight

              Our Board of Directors is responsible for the Company's risk-oversight function and is actively involved in the oversight of risks that could affect our Company. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

              The Audit Committee of our Board is charged by its charter with, among other duties, reviewing the significant accounting principles, policies and practices followed by the Company; reviewing financial, investment and risk management policies followed by Magnum Hunter in operating its business activities; reviewing the Company's annual audited financial statements; reviewing the effectiveness of our independent audits, including approval of the scope of and fees charged in connection with our annual audit and quarterly reviews; appointing and overseeing the work of the Company's independent auditor; and reviewing and discussing audit-related and independence matters with management, the Board and the Company's independent auditors. The Audit Committee must regularly update the Board and make appropriate recommendations. Additionally, at Audit Committee meetings, our management may present a particular area of risk, either independently as a result of its assessment of materiality or at the request of the Audit Committee. The Audit Committee works with management to address the strengths and weaknesses of the policies in each area presented or separately assessed. In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.

Board of Directors' Leadership Structure

              Gary C. Evans currently serves as Chairman of the Board in addition to his role as our Chief Executive Officer. The Board believes that our Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive

Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board.

              The Board appointed Mr. McClaugherty as the Company's lead independent director for a one-year term commencing on April 13, 2013. On May 8, 2014, the Board re-appointed Mr. McClaugherty as the Company's lead independent director for an additional one-year term. The Board intends to continue to maintain a lead independent director on the Board. The additional responsibilities of the lead independent director include: (i) chairing executive sessions where independent directors meet either before or after regularly scheduled Board meetings and, as appropriate, providing prompt feedback to the Chairman of the Board and the CEO, (ii) calling, setting the agenda for and chairing periodic executive sessions and meetings of the independent directors and reporting accordingly to the full Board, (iii) chairing Board meetings in the absence of the Chairman of the Board, (iv) providing feedback to the Chairman of the Board and CEO on corporate and Board policies and strategies and acting as a liaison between the Board and the CEO, (v) facilitating one-on-one communication between directors and committee chairs and the Chairman of the Board and CEO and other senior managers to keep abreast of their perspectives, (vi) in concert with the Chairman of the Board and CEO, advising on the agenda and schedule for Board meetings and strategic planning sessions based on input from directors, (vii) providing advance feedback on background materials and resources necessary or desirable to assist the directors in carrying out their responsibilities, and reviewing Board materials and background papers in advance of Board meetings, (viii) interviewing potential candidates for election to the Board, (ix) holding one-on-one discussions with individual directors when deemed appropriate by the Chairman of the Board or the lead independent director, (x) overseeing the evaluation of individual members of the Board and of the CEO and (xi) carrying out such other duties as are requested by the Board from time to time.

Code of Conduct and Ethics

              We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial and accounting officers. This code assists employees in resolving ethical issues that may arise in complying with its policies. The purpose of this code is to promote, among other things:

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  Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest;

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  Full, fair, accurate and timely disclosure in filings with the SEC and other public disclosures;

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  Compliance with the law and other regulations;

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  Protection of our assets;

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  Insider trading policies; and

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  Prompt internal reporting of any violation of the code.

              This code is available on our website at www.magnumhunterresources.com. We will provide this code free of charge to stockholders who request it. We will post information regarding any amendments to, or waivers from, the provisions of this code that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website.

              The Company maintains a third-party managed whistleblower hotline whereby employees can submit complaints or concerns regarding financial statement disclosures, accounting matters, internal accounting controls, auditing matters, compliance with applicable laws, rules and regulations and compliance with the Company's policies and procedures, including matters arising under our Code of Conduct and Ethics.

Stockholder Communications with the Board of Directors

              Stockholders and other interested parties who wish to communicate with our non-management directors or the entire Board may do so by making a submission in writing to "Board of Directors (independent members)" or "Board," respectively, in care of our Corporate Secretary at 909 Lake Carolyn Parkway, Suite 600, Irving, Texas 75039. Our Corporate Secretary will then forward all such communications (excluding routine advertisements and business solicitations) to each member of our Board, or the applicable individual directors.

              We reserve the right to screen materials sent to our directors for potential security risks and/or harassment purposes. Stockholders also have an opportunity to communicate with our Board at our annual meetings of stockholders.

Attendance at Meetings of Stockholders

              All directors are expected to attend annual meetings of our stockholders, subject to occasional excused absences due to illness or unavoidable conflicts. All of our directors attended our 2014 annual meeting of stockholders.

Our Board Committees

              The Board of Directors oversees the management of the business and affairs of our Company. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee, each of which is described below. Each committee operates under a written charter adopted by the Board.

              In 2014, the Board met 15 times and acted by unanimous written consent 7 times; the Audit Committee met 9 times; the Compensation Committee met 28 times; and the Governance Committee met 10 times. Each director attended more than 88% of the meetings of the Board and the committees on which he served. The following table sets forth the committees of the Board and their members as of the date of this proxy statement:

Director	Audit Committee	Compensation Committee	Governance Committee

J. Raleigh Bailes, Sr.	✓

Victor G. Carrillo			*✓

Rocky L. Duckworth	*✓

Gary C. Evans

Joe L. McClaugherty	✓	*✓

Stephen C. Hurley	✓	✓	✓

Jeff Swanson		✓	✓

(*) Denotes Chair

              From time to time, the Board also establishes special committees to address specific matters. In 2013, the Board appointed Messrs. McClaugherty and Hurley as members of a special committee of the Board tasked with addressing litigation matters.

Website Availability of Documents

              Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, all of our other SEC filings, the charters of the Audit Committee, Compensation Committee and Governance Committee, our Code of Conduct and Ethics and our Corporate Governance Guidelines can be found on our website at www.magnumhunterresources.com. The committee charters, Code of Conduct and Ethics and Corporate Governance Guidelines are located under the "Corporate Governance" link under the "Investors" tab. Documents and information on our website are not incorporated by reference in this proxy statement.

Audit Committee

              Our Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial information that will be provided to the stockholders and others; reviewing the internal controls over financial reporting that management has established; appointing, retaining and overseeing the performance of our independent registered public accounting firm; and overseeing our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee, along with our Governance Committee, are responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements.

              The current members of our Audit Committee are Messrs. Bailes, Duckworth, Hurley and McClaugherty. Mr. Bailes served as Chairman of the Audit Committee during 2013 and through February 25, 2014, the date on which the Company filed its 2013 Annual Report on Form 10-K. Mr. Duckworth was appointed by the Board as Chairman of the Audit Committee effective February 26, 2014. Mr. Duckworth continues to serve as Chairman of the Audit Committee. Following the Meeting, Mr. Bailes will no longer serve as a member of the Board or the Audit Committee because he has decided to retire.

              Our Audit Committee must include at least one member who has been determined by our Board to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Our Board has determined that all of the members of our Audit Committee meet the independence and other requirements for audit committee membership of the NYSE listing standards and SEC requirements. The Board has also determined that Messrs. Duckworth and Bailes are audit committee financial experts, as that term is defined in the SEC rules. Mr. Duckworth is a certified public accountant with more than 38 years of service in public accounting. Mr. Bailes is a certified public accountant and has been engaged in a public accounting and tax practice for approximately the last 40 years. In addition, Messrs. Hurley and McClaugherty have a fundamental understanding of financial statements.

              Since its formation in April 2006, the Audit Committee has approved all audit fees, audit-related fees, tax fees and special engagement fees of the Company's independent public accounting firm. The Audit Committee approved 100% of such fees for the year ended December 31, 2014.

              Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that Magnum Hunter's audited financial statements for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee

              Our Board's Compensation Committee discharges the Board's responsibilities relating to the compensation of our directors and officers. The Compensation Committee has the overall responsibility for, among other things, establishing the compensation levels and direct and indirect benefits of our officers and directors; making recommendations to the Board with respect to the establishment and terms of incentive compensation plans and equity-based plans and administering such plans; reviewing and evaluating the Company's compensation program and such program's coordination and execution; establishing and reviewing policies with respect to management and director perquisites; engaging any outside consultant to assist in determining appropriate compensation levels for our officers and directors; and reviewing and discussing with management the Compensation Discussion and Analysis included in the Company's Annual Report on Form 10-K or proxy statement. In addition, our Compensation Committee administers our Stock Incentive Plan, including reviewing and granting restricted stock and other share-based awards, with respect to our directors, officers and employees.

              The current members of our Compensation Committee are Messrs. Hurley, McClaugherty, and Swanson. Mr. McClaugherty serves as Chairman of the Compensation Committee. The members of our Compensation Committee are independent, as independence for directors is defined by NYSE rules.

Governance Committee

              Our Governance Committee's responsibilities include identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending candidates for election to our Board; reviewing and recommending changes, when necessary, to the Board regarding the Corporate Governance Guidelines of the Company; overseeing the director nomination process and the evaluation of the Board and management; reviewing the independence of each Board member and making recommendations to the Board regarding director independence; reviewing and resolving issues pertaining to related-party transactions and conflicts of interests; and evaluating and, if necessary, recommending changes to the Board regarding Board processes and policies.

              The Governance Committee has established procedures for the nomination process and leads the searches for, selects and recommends candidates for election to our Board, subject to legal rights, if any, of third parties to nominate or appoint directors. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of our Board or by our executive officers. From time to time, our Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Governance Committee recommends candidates for election to our Board. Candidates proposed by common stockholders will be evaluated by our Governance Committee using the same criteria as for all other candidates.

              The Board will consider recommendations of director nominees from common stockholders that are submitted in accordance with the procedures for nominations set forth under the section of this proxy statement titled "Other Matters—Stockholder Proposals for 2016 Annual Meeting." In addition, such recommendations should be accompanied by the candidate's name, biographical data, qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the Board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances.

              Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, ability to devote adequate time and effort to Board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the Governance Committee and by the full Board include age, diversity ("diversity" being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time), whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for Board and committee service under applicable SEC and NYSE rules, how the candidate's skills and experience enhance the overall competency of the Board, and whether the candidate has any special background relevant to Magnum Hunter's business.

              Our Governance Committee has recommended Victor G. Carrillo, Rocky L. Duckworth, Gary C. Evans, Stephen C. Hurley, Joe L. McClaugherty and Jeff Swanson as nominees for election to our Board at the Meeting.

              The current members of our Governance Committee are Messrs. Carrillo, Hurley and Swanson. Mr. Carrillo serves as Chairman of the Governance Committee. The members of our Governance Committee are independent, as independence for directors is defined by NYSE rules.

Director and Officer Indemnification

              Our bylaws permit the Company to indemnify the Company's directors and officers to the fullest extent permitted by law. We also maintain directors' and officers' liability insurance. Additionally, we have, from time to time, entered into separate indemnification agreements with persons who were in service as directors and executive officers of the Company at such time (some of whom are no longer serving in such capacities) that provide broader indemnification than that required under the General Corporation Law of the State of Delaware. These agreements, among other things, require us to indemnify our directors and executive officers to the fullest extent permitted by applicable law for certain expenses, including attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries, or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer or director. We believe that these agreements are necessary to attract and retain qualified directors and executives.

              The limitation of liability and indemnification provisions in our restated certificate of incorporation and bylaws and the indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our stock. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the year ended December 31, 2014 and Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2014, and any written representations provided to us, we believe that all of our directors, executive officers and beneficial holders of more than 10% of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2014, except that Glenn Dawson, a former officer of the Company, made one late filing on Form 4 resulting in a failure to timely report two transactions.

DIRECTOR COMPENSATION

              Our Compensation Committee reviews, not less frequently than bi-annually, and recommends to our Board for approval, fees and other compensation and benefits for our non-employee directors. Also, our Compensation Committee frequently consults with Longnecker and Associates ("Longnecker"), an independent compensation consultant, on the competitiveness of our director and executive compensation. Longnecker assists our Compensation Committee in evaluating the appropriateness of our non-employee directors' compensation program, including the mix of meeting fees and annual chairperson retainers, to ensure that the program compensates our non-employee directors for the level of responsibility the Board has assumed in today's corporate governance environment and to remain competitive relative to companies in our peer group. Longnecker's most recent formal peer group review for the Compensation Committee on overall director compensation was performed in December 2013. That review looked at the following companies in our peer group:

Approach Resources Inc.	Gulfport Energy Corporation	Resolute Energy Corporation
Carrizo Oil & Gas, Inc.	Halcon Resources Corporation	Rex Energy Corporation
Comstock Resources, Inc.	Kodiak Oil & Gas Corp. (which has since been acquired by Whiting Petroleum Corporation)	Rosetta Resources Inc.
EXCO Resources, Inc.	Northern Oil & Gas, Inc.	Swift Energy Company
Forest Oil Corporation (which has since merged with Sabine Oil & Gas LLC to form Sabine Oil & Gas Corp.)	Oasis Petroleum Inc.
Goodrich Petroleum Corporation	PDC Energy, Inc.

              The Company's non-employee directors' compensation program remained fundamentally unchanged in 2014. Each of our non-employee directors received a $50,000 annual retainer. In addition to the general annual retainer, supplemental retainers were paid for the following positions: $15,000 to the chair of the Audit Committee, $10,000 to the chair of each other committee, and $30,000 to the lead independent director. Fees for attending meetings of the Board and its standing committees were set at $1,500 per Board meeting and $1,000 per standing committee meeting. Fees for attending meetings of special committees were set at $1,000 per meeting for meetings up to two hours in duration, with an additional $1,000 for each additional two hour block, or portion thereof, in excess of the initial two hours. The Company's Reserves Committee, the members of which are officers of the Company appointed by the

Company's Chief Executive Officer, reports to the Governance Committee and members of the Governance Committee periodically participate in meetings of the Reserves Committee. Beginning in 2015, the members of the Governance Committee receive fees for their participation in meetings of the Reserves Committee as if participating in a meeting of a special committee of the Board. Meeting fees and retainers are paid on a quarterly basis.

              Each non-employee director may elect to receive the compensation described above in cash, in shares of our common stock, or a combination thereof. Each director's election remains in effect until a new election is made, and new elections may be made on an annual basis. As of the date of this proxy statement, all of our non-employee directors have elected to receive compensation in shares of common stock, with the exception of Mr. Duckworth, who has elected to receive his compensation in cash. The number of shares paid in lieu of cash compensation is based on the volume weighted average price of our common stock for the calendar quarter in which the meetings were held or the retainer accrued.

              Our non-employee directors also receive an annual long-term incentive award under our Stock Incentive Plan in the form of restricted common stock of the Company. This grant ensures that the most significant component of our non-employee directors' compensation is directly linked to the investment by the Company's stockholders. We note that as of the date of this filing, none of our non-employee directors has sold his Company stock received as compensation for 2014 meeting fees and retainers.

              The 2014 grant was made in January 2014 with each non-employee director receiving shares of restricted common stock of the Company valued at approximately $150,000 on the date of grant. All restrictions on the January 2014 grant lapsed in January 2015. The 2015 long-term incentive award grant to non-employee directors was made in November 2014 at the same time as long-term incentive awards were granted to many of the Company's employees. Each non-employee director received shares of restricted common stock of the Company valued at approximately $150,000 on the date of the grant. When granted, the 2015 long-term incentive award restrictions were scheduled to lapse one year from the date of grant or, if earlier, upon the death of the recipient or a change in control of the Company, subject to the recipient's continued service as a director through the date the restrictions lapse. In December 2014, the Compensation Committee considered the Company's employee and director retention needs in light of the challenging market and commodity price environment. To incentivize and retain the Company's employees and non-employee directors, the Compensation Committee accelerated the lapse of restrictions on certain awards to December 2014, including the restrictions on the full amount of the 2015 long-term incentive award grant to non-employee directors.

              The following table presents compensation earned by each non-employee director for 2014. Compensation information for Mr. Evans, a director, is contained in the 2014 Summary Compensation Table below. Mr. Evans did not receive any compensation in his capacity as a director of the Company.

2014 Director Compensation Table

Name	Fees Paid in Cash	Option Awards (2)	Restricted Stock Awards (1) (3)	Fees Paid in Stock (1)	All Other Compensation (4)	Total

J. Raleigh Bailes, Sr.	$—	$—	$300,000	$79,587	$—	$379,587

Victor G. Carrillo	$—	$—	$300,000	$89,237	$—	$389,237

Rocky L. Duckworth (5)	$54,167	$—	$300,000	$42,755	$—	$396,922

Stephen C. Hurley	$—	$—	$300,000	$147,729	$—	$447,729

Joe L. McClaugherty	$—	$—	$300,000	$172,396	$—	$472,396

Jeff Swanson	$—	$—	$300,000	$107,775	$—	$407,775

(1) Represents the aggregate grant date fair value, in accordance with Accounting Standards Codification 718, "Stock Compensation", referred to in this proxy statement as ASC 718 (except no assumptions for forfeitures were included), with respect to (a) shares of common stock (under the Fees Paid in Stock column), and (b) shares of restricted common stock (under the Restricted Stock Awards column). See "Note 12—Share-Based Compensation" in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for information regarding the assumptions made in determining these values.

(2) As of December 31, 2014, the aggregate number of outstanding option awards held by our current non-employee directors was: 275,000 for Mr. Bailes, 175,000 for Mr. Carillo, none for Mr. Duckworth, 136,000 for Mr. Hurley, 140,000 for Mr. McClaugherty, and 175,000 for Mr. Swanson.

(3) As of December 31, 2014, Messrs. Bailes, Carillo, Duckworth, Hurley, McClaugherty, and Swanson each held 20,633 shares of unvested restricted common stock. On each of January 8, 2014 and November 6, 2014, each non-employee director received shares of restricted common stock valued at approximately $150,000 on the date of grant, which equated to 20,633 and 36,058 shares, respectively.

(4) We reimburse the reasonable travel and accommodation expenses of directors to attend meetings and other corporate functions. In 2014, the incremental cost to the Company to provide these perquisites was less than $10,000 per director.

(5) For annual retainer and per meeting compensation earned and received in 2014, Mr. Duckworth had elected to receive 60% in shares of Company common stock and 40% in cash.

AUDIT MATTERS

Report of Our Audit Committee

              The Audit Committee reviewed and discussed Magnum Hunter's audited financial statements for the year ended December 31, 2014 with our management. The Audit Committee discussed with BDO, Magnum Hunter's independent registered public accounting firm for such year, the matters required to be communicated by PCAOB Auditing Standard No. 16, "Communication with Audit Communications" as well as other PCAOB rules and standards that require communication of specific matters between the auditor and the audit committee.

              Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that Magnum Hunter's audited financial statements for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

THE AUDIT COMMITTEE
J. Raleigh Bailes, Sr. Rocky L. Duckworth Steven C. Hurley Joe L. McClaugherty

Auditor Fees

              Aggregate fees for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2014 and 2013 are set forth below.

	2014	2013
	(In thousands)
Audit Fees	$2,337	$1,697
Audit Related Fees	$28	$—

Total Fees	$2,365	$1,697

              Audit Fees. The audit fees for the years ended December 31, 2014 and 2013 were for professional services rendered by BDO USA, LLP. Audit fees relate to professional services rendered in connection with the audits of the Company's consolidated annual financial statements and internal control over financial reporting, quarterly review of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings, including the filing of registration statements and audited and reviewed financial statements filed on certain Current Reports on Form 8-K. Also included in audit fees are assurance and related services that are traditionally performed by the independent auditor, including consultation regarding accounting and reporting matters and the issuance of comfort letters in connection with offerings by Magnum Hunter of common stock and preferred stock.

              Audit Related Fees. Audit related fees for the year ended December 31, 2014 included fees for professional services rendered by BDO USA, LLP in connection with their audit of the Company's employee benefit plan.

              Tax Fees. There were no fees incurred for tax compliance, tax advice, or tax planning for the years ended December 31, 2014 and 2013.

              All Other Fees. There were no fees incurred for any products or services provided by BDO other than those products and services described above.

Audit Committee Pre-Approval Policy and Procedures.

              The Audit Committee is responsible for appointing, setting the compensation for and overseeing the work of Magnum Hunter's independent auditor. In recognition of this responsibility, the Audit Committee is required to approve all audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that the provision of these services does not impair the independent auditor's independence; except that the Chairman of the Audit Committee has discretion to unilaterally engage accounting professionals previously approved by the Audit Committee to perform additional services, provided that the cost of such services does not exceed certain predetermined amounts. For 2014, the cost of pre-approved services could not exceed $15,000. The Chairman of the Audit Committee must report any such engagement at the next Audit Committee meeting.

              The Audit Committee specifically approved all audit and non-audit services performed by our independent accountants in 2014.

Proposal No. 2—Ratification of the Appointment of BDO as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015

              The Audit Committee has engaged BDO as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2015, and the Board is submitting such selection to the Company's common stockholders for their ratification. Although the Company is not required to obtain stockholder ratification of the appointment of BDO, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers such proposal to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

              The Audit Committee believed it to be in the best interests of our stockholders to have engaged BDO as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2015. If the common stockholders fail to ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the 2015 fiscal year. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

              No relationship between the Company and BDO exists other than the usual relationship between independent auditor and client. A representative of BDO is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

    Required Vote

              The affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to vote at the Meeting is required to ratify the appointment of BDO. Under Delaware law, (i) abstentions are considered to be "present" and "entitled to vote" at the Meeting, and as a result, will have the effect of a vote "AGAINST" this proposal, and (ii) shares underlying broker non-votes are not considered to be "entitled to vote" at the Meeting, and as a result, will have no effect on the outcome of this proposal. Under applicable NYSE rules, brokers may use their discretion to vote shares for which voting instructions are not submitted with respect to the ratification of BDO, so no broker non-votes are expected for this proposal.

              The Board recommends Magnum Hunter's common stockholders vote "FOR" the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

OUR EXECUTIVE OFFICERS

              The following is a brief biography of each of our executive officers other than Mr. Evans, whose biographical information is included above under "Corporate Governance—Proposal No. 1—Election of Directors."

              Joseph C. Daches, age 48, has served as Senior Vice President and Chief Financial Officer of the Company since July 2013. Mr. Daches has more than 20 years of regulatory compliance, financial reporting, technical accounting, management and oil and gas accounting experience, primarily within the energy industry. Prior to joining the Company, Mr. Daches had served as Executive Vice President and Chief Accounting Officer of Energy & Exploration Partners, Inc. since September 2012 and as a director of that company since April 2013. He previously served as a partner and Managing Director of the Willis Consulting Group, LLC, from January 2012 to September 2012. From October 2003 to December 2011, Mr. Daches served as the Director of E&P Advisory Services at Sirius Solutions, LLC, where he was primarily responsible for financial reporting, technical, and oil and gas accounting and the overall management of the E&P advisory services practice. Mr. Daches earned a Bachelor of Science in Accounting from Wilkes University in Pennsylvania, and he is a certified public accountant in good standing with the Texas State Board of Public Accountancy.

              James W. Denny, III, age 67, currently serves as Executive Vice President of the Company and as President of our Appalachian Division. Mr. Denny has served as an Executive Vice President of the Company since March 2008. Mr. Denny brings more than 40 years of industry related experience to the Company. Prior to joining Magnum Hunter, Mr. Denny served as President and Chief Executive Officer of Gulf Energy Management Company, a wholly-owned subsidiary of Harken Energy Corporation from January 2005 to October 2007. Mr. Denny served in various positions of responsibility during his tenure with Harken Energy Corporation from 1998 to 2005. In his capacity as President and Chief Executive Officer of Gulf Energy Management, Mr. Denny was responsible for all facets of Gulf Energy Management's North American operations. He is a registered Professional Engineer (Louisiana) and is a Certified Earth Scientist. He is also a member of various industry associations, including the American Petroleum Institute, the National Society of Professional Engineers, the Society of Petroleum Engineers, and the Society of Petroleum Evaluation Engineers. He is a graduate of the University of Louisiana-Lafayette with a B. S. in Petroleum Engineering.

              Richard S. Farrell, age 57, has served as Senior Vice President of Business Development and Land for Triad Hunter, LLC, a wholly-owned subsidiary of the Company, since April 2010. Prior to joining the Company, Mr. Farrell served as president of JR Farrell Enterprises, LLC, a firm active in oil and gas exploration, production, land and legal consulting, as well as real estate and agricultural investments. From 1999 to 2005, Mr. Farrell served as Vice President Land—Onshore for Magnum Hunter Resources, Inc., an unrelated company of similar name, and its wholly-owned subsidiaries Prize Energy Corporation, Gruy Petroleum Management Co. and Magnum Hunter Production, Inc. Mr. Farrell is a member of the Independent Oil and Gas Association of West Virginia and the Kentucky Oil & Gas Association. Mr. Farrell earned his Bachelor's degree in marketing from the University of Richmond in 1979.

              H.C. "Kip" Ferguson, III, age 49, currently serves as Executive Vice President—Exploration of the Company. Mr. Ferguson has served as an Executive Vice President of the Company since October 2009 and was President of our Eagle Ford Shale Division from 2011 until April 2013. Mr. Ferguson was formerly the President of Sharon Resources, Inc. from September 1999 until the company was acquired by Magnum Hunter in October 2009 and subsequently renamed Eagle Ford Hunter, Inc. As President of Sharon Resources, Inc., Mr. Ferguson's responsibilities included supervision of the day-to-day activities of that company, budget planning for operations, managing the reserves group, supervision of the development of exploratory projects within numerous basins and involvement in extensive field studies and trend analysis, using advanced drilling and completion technology. Mr. Ferguson brings more than 27 years of exploration and development experience in several major U.S. basins to the Company. Mr. Ferguson served on the board of Sharon Resources, Inc. and Sharon Energy Ltd. from September 1999 to October 2009. Mr. Ferguson served on the board for Diaz Resources, Inc. from 2005 to 2009. He also serves on the board of New Standard Energy, a public Australian company. Mr. Ferguson is a third-generation geologist with a degree in Geology from the University of Texas at Austin.

              Charlie Gibson, age 56, has served as Vice President of Reservoir Engineering of the Company since March 2015. Prior to joining Magnum Hunter, Mr. Gibson served in various leadership roles with Denbury Resources for 12 years with his last role as Senior Vice President of Operations. Mr. Gibson was employed with Coho Resources for six years as a manager of engineering and worked for Sun/Oryx for 14 years in various reservoir and production engineering positions. Mr. Gibson received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and is a registered Professional Engineer.

              Paul M. Johnston, age 60, has served as Senior Vice President and General Counsel of the Company since June 2010. Mr. Johnston has over 30 years of increasing responsibility and management experience in all facets of general corporate, finance, securities and regulatory related legal matters. He is a former partner with the Dallas-based law firm, Thompson & Knight, LLP, representing both private and publicly held companies during his twenty-year career with the firm. Mr. Johnston also had ten years of in-house counsel experience before joining Magnum Hunter, including his service as Vice President and Corporate Counsel for an NYSE-listed Fortune 250 company from 2000 to 2007, and his service as General Counsel for Links Business Capital, LP, the manager for an SEC-registered investment advisor involved in the management of onshore and offshore hedge funds, from 2007 to 2010. A 1977 graduate of Texas Tech University, Mr. Johnston received his Juris Doctorate from Texas Tech University in 1980.

 TRANSACTIONS WITH RELATED PERSONS

              Under SEC rules, public companies, such as Magnum Hunter, must disclose certain "Related Person Transactions." These are transactions in which (i) the Company is a participant; (ii) the amount involved exceeds $120,000; (iii) and a director, executive officer or holder of more than 5% of our common stock has a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

              Our Governance Committee charter requires, among other things, that (i) our Governance Committee will be comprised exclusively of members of our Board who satisfy the independence requirements of the NYSE and (ii) our Governance Committee is responsible for approving all related party transactions, as defined by the rules of the SEC, to which we are a party. In February 2014 we adopted a related party transactions policy to assist us in identifying related parties under applicable rules and potential related party transactions. The related party transactions policy is available on the Company's website under the "Corporate Governance" link under the "Investors" tab at www.magnumhunterresources.com. The Governance Committee's review procedures under this policy include evaluating the following:

  •
  Whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

  •
  Whether there are business reasons for the Company to enter into the related party transaction;

  •
  Whether the related party transaction would impair the independence of an outside director; and

  •
  Whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer, or related party, and the nature of the director's, executive officer's, or related party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Governance Committee deems relevant.

              Additionally, in cases of transactions in which a director or executive officer may have an interest, the Governance Committee also evaluates the effect of the transaction on such individual's willingness or ability to properly perform his or her duties at Magnum Hunter.

Certain Relationships and Related Transactions

Airplane Rental

              During 2014, we rented an airplane for business use for certain members of Company management at various times from Pilatus Hunter, LLC, an entity 100% owned by Mr. Evans. Airplane rental expenses totaled $281,000 for the year ended December 31, 2014.

GreenHunter Transactions

              As discussed below under "Executive Compensation Discussion and Analysis—Compensation Committee Interlocks and Insider Participation," Gary C. Evans, our Chairman and Chief Executive

Officer, is the Chairman and a major stockholder of GreenHunter Resources, Inc. ("GreenHunter") and serves as interim Chief Executive Officer of GreenHunter.

              During the year ended December 31, 2014, Triad Hunter, LLC and Viking International Resources Co., Inc., wholly-owned subsidiaries of the Company, received services related to our drilling operations from affiliates of GreenHunter, including brine water disposal and equipment rental. Costs for these services totaled $6,469,000 for the year ended December 31, 2014. The Company believes that such services were provided at competitive market rates and were comparable to, or more attractive than, rates that could have been obtained from unaffiliated third party suppliers of such services.

Eureka Hunter

              Following a sequence of transactions up to and including December 18, 2014, the Company no longer holds a controlling financial interest in Eureka Hunter Holdings, LLC ("Eureka Hunter Holdings"). Accordingly, effective December 18, 2014, the Company deconsolidated Eureka Hunter Holdings and now accounts for its retained interest in Eureka Hunter Holdings under the equity method of accounting. From December 18, 2014 through December 31, 2014, the Company incurred gas transportation costs with Eureka Hunter Holdings and its affiliates of $353,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth information regarding beneficial ownership of Magnum Hunter's common stock and preferred stock as of March 10, 2015 held by (i) each of our current directors and our named executive officers; (ii) all current directors and our executive officers as a group; and (iii) any person (or group) who is known to us to be the beneficial owner of more than 5% of any class of our stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment power over such shares. To our knowledge, there are no single holders of 5% or more of any series of our preferred stock.

              Unless otherwise specified, the address of each of the persons set forth below is in care of Magnum Hunter Resources Corporation, 909 Lake Carolyn Parkway, Suite 600, Irving, Texas 75039.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (%)
Common Stock	Gary C. Evans (a)	5,814,225	2.9%
Common Stock	Joseph C. Daches (b)	483,791	*
Common Stock	James W. Denny, III (c)	840,718	*
Common Stock	H.C. "Kip" Ferguson, III (d)	1,025,909	*
Common Stock	Paul M. Johnston (e)	675,939	*
Common Stock	J. Raleigh Bailes, Sr. (f)	489,768	*
Common Stock	Victor G. Carrillo (g)	296,586	*
Common Stock	Rocky L. Duckworth	66,213	*
Common Stock	Stephen C. Hurley (h)	307,347	*
Common Stock	Joe L. McClaugherty (i)	1,182,553	*
Common Stock	Jeff Swanson (j)	359,445	*
Common Stock	BlackRock, Inc. (k)	12,611,785	6.3%
Common Stock	The Vanguard Group (l)	12,182,573	6.0%
Common Stock	Aristeia Capital, L.L.C. (m)	14,107,562	7.0%
Common Stock	Relational Investors, LLC (n)	32,371,938	16.1%
Common Stock	Directors and executive officers as a group (15 persons) (o)	13,291,981	6.4%

10.25% Series C Cumulative Preferred Stock	Directors and executive officers as a group	—	—

8.0% Series D Cumulative Preferred Stock	James W. Denny, III	4,680	*
8.0% Series D Cumulative Preferred Stock	Directors and executive officers as a group (1 person named above)	4,680	*

8.0% Series E Cumulative Preferred Stock (represented by depositary shares)	Directors and executive officers as a group	—	—

*
Less than 1%.

(1)
Each beneficial owner has sole voting and investment power with respect to all shares, unless otherwise indicated below.

(a)
Includes 534,300 shares of restricted common stock; 52,022 shares of common stock held in Mr. Evans' individual retirement account; 35,000 shares of common stock held by Investment Hunter, LLC, a company wholly-owned by Mr. Evans; 1,500 shares of common stock held by Mr. Evans' daughter; an option to purchase 1,913,750 shares of common stock which has vested; and an indirect interest in 10,588 shares of common stock held by the Company's 401(k) plan. Mr. Evans has pledged 2,642,581 shares of common stock as security.

(b)
Includes 66,830 shares of restricted common stock and an indirect interest in 1,191 shares of common stock held by the Company's 401(k) plan.

(c)
Includes 150,324 shares of restricted common stock; an option to purchase 543,750 shares of common stock which has vested; and an indirect interest in 10,588 shares of common stock held by the Company's 401(k) plan.

(d)
Includes 76,880 shares of restricted common stock; an option to purchase 738,750 shares of common stock which has vested; and an indirect interest in 10,588 shares of common stock held by the Company's 401(k) plan.

(e)
Includes 93,544 shares of restricted common stock; an option to purchase 501,250 shares of common stock which has vested; and an indirect interest in 10,588 shares of common stock held by the Company's 401(k) plan.

(f)
Includes an option to purchase 275,000 shares of common stock which has vested.

(g)
Includes an option to purchase 175,000 shares of common stock which has vested.

(h)
Includes an option to purchase 136,000 shares of common stock which has vested.

(i)
Includes an option to purchase 140,000 shares of common stock which has vested; an indirect interest in 43,000 shares of common stock held by Mr. McClaugherty's 401(k) plan; and an indirect interest in 9,000 shares of common stock held in a custodial account for Mr. McClaugherty's children.

(j)
Includes an option to purchase 175,000 shares of common stock which has vested.

(k)
Includes sole voting power over 12,114,495 shares of common stock and sole dispositive power over 12,611,785 shares of common stock. BlackRock, Inc.'s principal business office address is 55 East 52nd Street, New York, New York 10022. Information relating to this reporting stockholder is based on the stockholder's Schedule 13G filed with the SEC on February 9, 2015.

(l)
Includes sole voting power over 276,796 shares of common stock; sole dispositive power over 11,916,377 shares of common stock; and shared dispositive power over 266,196 shares of common stock. The Vanguard Group's principal business office address is 100 Vanguard Blvd. Malvern, PA 19355. Information relating to this reporting stockholder is based on the stockholder's Schedule 13G filed with the SEC on February 11, 2015.

(m)
Includes sole voting and dispositive power over 14,107,562 shares of common stock. Aristeia Capital, L.L.C.'s principal business office address is 136 Madison Avenue, 3rd Floor, New York, NY 10016.

  Information related to this reporting stockholder is based partly on the stockholder's Schedule 13G filed with the SEC on February 17, 2015.

(n)
Includes sole voting and sole dispositive power over 30,229,080 shares of common stock and 2,142,858 shares of common stock issuable upon exercise of warrants. Relational Investors, LLC's principle business office address is 12400 High Bluff Drive, Suite 600, San Diego, CA 92130. Information related to this reporting stockholder is based on the stockholder's Schedule 13D filed with the SEC on May 30, 2014.

(o)
Includes 2,642,581 shares pledged by our officers and directors.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

              This executive compensation discussion and analysis provides information regarding our executive compensation program in 2014 for the following executive officers of the Company, collectively referred to as our Named Executive Officers, or NEOs:

  •
  Gary C. Evans, Chairman and Chief Executive Officer

  •
  Joseph C. Daches, Senior Vice President and Chief Financial Officer

  •
  James W. Denny III, Executive Vice President and President, Appalachian Division

  •
  H.C. "Kip" Ferguson, Executive Vice President—Exploration

  •
  Paul M. Johnston, Senior Vice President and General Counsel

2014 Stockholder Advisory Vote on Executive Compensation

              At our 2014 annual meeting of stockholders, we held an advisory vote on executive compensation. Over 89% of the votes cast were in favor of the compensation of the NEOs. The Compensation Committee considered this favorable outcome and believed it conveyed our stockholders' support of the Compensation Committee's decisions and the existing executive compensation programs. The Compensation Committee continues to look for ways to attract and retain top executive talent whose interests are aligned with those of the Company's stockholders. At the 2017 annual meeting of stockholders, we will again hold an advisory vote to approve executive compensation, as a vote every three years was supported by the common stockholders in 2011 in accordance with the Company's recommendation. The Compensation Committee will continue to consider the results from the 2014 vote and future advisory votes on executive compensation.

Our Compensation Philosophy

              The objective of the Company's executive compensation program is to enable us to recruit and retain a highly qualified management team by providing competitive levels of compensation in a competitive market for executive talent. We also seek to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our business.

              We believe compensation programs can drive the behavior of employees covered by the programs, and accordingly we seek to design our executive compensation program to align compensation with current and desired corporate performance and stockholder interests. Actual compensation in a given year will vary based on the Company's performance and on subjective appraisals of individual performance. In other words, actual compensation generally will reflect the Company's financial and operational performance.

              We maintain competitive benefit programs for our employees, including our NEOs, with the objective of retaining their services. Our benefits reflect competitive practices at the time the benefit programs were implemented and, in some cases, reflect our desire to maintain similar benefits treatment for all employees in similar positions. To the extent possible, we structure these programs to deliver benefits in a manner that is tax efficient to both the recipient and the Company.

              We seek to provide compensation that is competitive with the companies we believe are our peers and other likely competitors for executive talent. Competitive compensation is normally sufficient to attract executive talent to the Company. Competitive compensation also makes it less likely that executive talent will be lured away by higher compensation to perform a similar role with a similarly-sized competitor. We also believe that a significant portion of compensation for executives should be "at risk," meaning that the executives will receive a significant portion of their total compensation only to the extent the Company and the executive accomplish goals established by our Compensation Committee.

              We frequently consult with Longnecker on the competitiveness of our executive compensation. In December 2013, Longnecker performed a formal peer group review on the compensation of our senior executives. That review looked at the following companies in our peer group:

Approach Resources Inc.	Gulfport Energy Corporation	Resolute Energy Corporation
Carrizo Oil & Gas, Inc.	Halcon Resources Corporation	Rex Energy Corporation
Comstock Resources, Inc.	Kodiak Oil & Gas Corp. (which has since been acquired by Whiting Petroleum Corporation)	Rosetta Resources Inc.
EXCO Resources, Inc.	Northern Oil & Gas, Inc.	Swift Energy Company
Forest Oil Corporation (which has since merged with Sabine Oil & Gas LLC to form Sabine Oil & Gas Corp.)	Oasis Petroleum Inc.
Goodrich Petroleum Corporation	PDC Energy, Inc.

              We generally have targeted direct cash compensation (salary and bonus) at or around the 50th percentile of our peer group and long-term incentive compensation at or around the 75th percentile of our peer group, for a total compensation package that falls between the 50th and 75th percentiles of our peer group. We believe this approach best serves our objectives described above.

Elements of Compensation

Base Salary

              Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the talent necessary for our continued success and provides an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract the executives from the performance of their responsibilities.

              Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. Working with Longnecker, we noted in 2010 that our base salaries were, in many cases, significantly below market. Through 2014, we instituted salary increases each year to address the disparity in base compensation with our peer group, but continued to place more emphasis on incentive compensation because of its link to the creation of stockholder value. The Compensation Committee believes that 2014 NEO base salaries are competitive in the current marketplace. Given the recent substantial decline in prices for natural gas and oil and the effects of this decline on the oil and gas industry, the Compensation Committee determined that base salaries for the Company's NEOs and other officers would remain unchanged for 2015.

Short-Term Incentives

              We generally provide short-term incentives in the form of annual cash performance bonuses. These bonuses are designed to reward, where earned, short-term performance and the achievement of the Company's short-term goals.

              The Compensation Committee evaluated the performance criteria identified below for each NEO in determining a performance metric-bonus of up to 50% of each NEO's base salary. The Compensation Committee also awarded discretionary bonuses to each of the NEOs. The Compensation Committee determined that 2014 bonuses should be paid to our NEOs 60% in Company stock and 40% in cash. The cash component of 2014 bonuses paid to our NEOs will be used primarily to satisfy federal, state and local tax withholding obligations.

	Weight	Performance Metric	Achieved

Mr. Evans	20%	Achieve production exit rate in 2014 of 32,500 Bbl/d net to the Company (before divestitures)	No

	20%	Based upon the Operating Divisions meeting their goals for reserve growth and LOE reductions in their divisional metrics	Yes

	20%	Achieve $9.00 per share closing price for a minimum of five days prior to December 31, 2014	No

	20%	Reduce corporate, general and administrative expenses by 15% in calendar 2014 (divestitures being discretionary)	Yes

	20%	Exit 2014 with a minimum of $100 million in liquidity (including contracted asset and property sales/divestitures)	No

	N/A	Have an effective $500 million universal shelf registration statement prior to December 31, 2014	Yes

	N/A	Execute definitive agreements on non-core divestitures for a minimum of $150 million in calendar 2014	Yes

Mr. Daches	25%	Reduce employee headcount in the Grapevine, Texas accounting department (excluding IT, HR and Eureka Hunter) by 25% prior to December 31, 2014	No

	25%	Reduce third party consulting costs excluding audit fees and third party hedge consultants by 35% for fiscal year 2014	No

	25%	Eliminate all material weaknesses in internal control over financial reporting by December 31, 2014	Yes

	25%	File with the SEC the Second and Third Quarter Form 10-Q's in 2014 not greater than 40 days after the end of each respective period	Yes

Mr. Denny	20%	Achieve production exit rate in 2014 of 27,000 Bbl/d net to the Company (before divestitures)	Yes

	20%	Reduce LOE per Boe of daily production by 10%	Yes

	20%	Reduce General and Administrative Cost per Boe of daily production by 10%	Yes

	20%	Increase proved reserves by a minimum of 25%	Yes

	20%	Increase ultimate recoveries on a Boe basis by 10% on every 1,000 foot of lateral section drilled in the Marcellus Formation	Yes

              2014 bonuses generally mark a return to a metrics-based short-term incentive program similar to what the Company used in 2012 and prior years. For 2012, the performance metrics were tied to increases in average daily production, increases in total proved reserves, reductions in lifting costs, reductions in recurring cash general and administrative expenses and, in the case of the Chief Executive Officer, the Company's stock price.

              The Compensation Committee did not establish specific 2014 performance metrics for Messrs. Ferguson or Johnston. Following the sale of the Company's assets in the Eagle Ford Shale, Mr. Ferguson assumed several additional responsibilities and assists the Company's Chief Executive Officer with various projects, including managing the Company's health, safety and environment program, serving on the Company's reserve committee and reserves analysis team, overseeing the Company's remaining activities in the Williston Basin / Bakken Shale in North Dakota and assisting with geological analysis in Appalachia. As a result of Mr. Ferguson's varied roles within the Company, the Compensation Committee determined that specific performance metrics for Mr. Ferguson were not appropriate and that his bonus would generally be at the discretion of the Compensation Committee. Mr. Johnston serves as a Senior Vice President and General Counsel for the Company. Although specific 2014 performance metrics were not established for Mr. Johnston, the Compensation Committee evaluated Mr. Johnston's 2014 performance based on his overall contribution to the Company, including achieving performance metric results established for Mr. Evans, and management of the Company's legal department.

              Mr. Evans achieved 50% of the 2014 performance metric targets established for the office of the Chief Executive Officer resulting in a performance metric-based bonus of $127,500. The Compensation Committee awarded Mr. Evans a discretionary bonus of $314,500. Mr. Daches achieved 50% of the 2014 performance metric targets established for the office of the Chief Financial Officer and the Company's accounting department resulting in a performance metric-based bonus of $75,000. The Compensation Committee awarded Mr. Daches a discretionary bonus of $77,000. Mr. Denny achieved 100% of the 2014 performance metric targets established for the Company's Appalachian Basin division resulting in a performance metric-based bonus of $162,500. The Compensation Committee awarded Mr. Denny a discretionary bonus of $102,500. The Compensation Committee awarded discretionary bonuses of $160,000 to each of Messrs. Ferguson and Johnston.

              In determining discretionary bonuses paid to our NEOs for 2014, the Compensation Committee considered each NEO's contributions to the Company's overall 2014 financial and operational achievements, including that:

  •
  the Company's 2014 natural gas and oil revenues increased approximately 22% from 2013;

  •
  the Company's 2014 average daily production increased approximately 44% from 2013;

  •
  the Company closed on over $210 million of non-core asset sales (predominately oil) in fiscal year 2014 in light of the Company's increased focus on its natural gas and natural gas liquids exploration, development and production activities in West Virginia and Ohio;

  •
  the Company raised approximately $179 million of capital through private placements of its common stock at a price of $7.00 per share;

  •
  the Company restructured its investment in Eureka Hunter Holdings, LLC providing the Company greater flexibility in funding Eureka Hunter Pipeline's capital requirements;

  •
  the Company amended and restated its credit agreement and entered into a new second lien term loan agreement, reducing the Company's exposure to decreases in borrowing availability resulting from borrowing base redeterminations in the current commodity pricing environment; and

  •
  during 2014, management of the Company made significant changes and improvements in the Company's internal control over financial reporting that have resulted in the remediation of all of the Company's previously reported material weaknesses.

              In addition, for Mr. Evans, the Compensation Committee also considered his substantial efforts during 2014 in educating the public on the state of the oil and natural gas industry and the Company, including thirteen national television appearances and two radio interviews.

              For 2013, the Compensation Committee suspended the metrics-based component of our short-term incentive program that was utilized in prior years in favor of full discretion for the Compensation Committee in awarding bonuses because of a number of changes and challenges that the Company faced in 2013. Our Compensation Committee awarded short-term incentives in the form of cash bonuses to certain employees, including our NEOs, in March 2014, based on individual and Company performance in 2013, as described in our 2013 Annual Report on Form 10-K, as amended.

Long-Term Incentives

The Company's Stock Incentive Plan

              Our Stock Incentive Plan, in which each of our executive officers, including each of our NEOs, and certain other employees participate, is designed to reward participants for sustained improvements in the Company's financial performance and increases in the value of our common stock over an extended period. Long-term incentives are a key component of the Company's overall compensation structure.

              The Compensation Committee authorizes grants throughout the year depending upon the Company's activities during that time period. Grants can be made from a variety of award types authorized under our Stock Incentive Plan.

              Currently, the vesting criteria for most awards is service based to ensure that our equity compensation awards have the effect of retaining our employees. In light of the Company's performance, the competitive environment and the skill of our employees, the Compensation Committee anticipates that future awards will primarily be in shares of restricted stock.

              The number of shares of restricted stock granted to our NEOs during 2014 was targeted at the 75th percentile in long-term incentive compensation of our peer group. This is consistent with our approach described above of using long-term incentives more aggressively than direct cash compensation in comparison to our peers and using equity awards for retention purposes.

Eureka Hunter Holdings, LLC Management Incentive Compensation Plan

              The Eureka Hunter Holdings, LLC Management Incentive Compensation Plan ("Eureka Hunter Holdings Plan") provides long-term incentive compensation to attract and retain officers and employees of Eureka Hunter Holdings and its affiliates and allow those individuals to participate in the economic success of Eureka Hunter Holdings and its affiliates. The Eureka Hunter Holdings Plan is sponsored and administered by Eureka Hunter Holdings. Prior to December 18, 2014, Eureka Hunter Holdings was a consolidated subsidiary of the Company. As a result of the Company's reduction in equity interest in Eureka Hunter Holdings, effective December 18, 2014, the Company deconsolidated Eureka Hunter Holdings from the Company's consolidated financial statements. Accordingly, the Company has no future obligations with respect to the Eureka Hunter Holdings Plan. The Company's role with respect to the Eureka Hunter Holdings Plan is to make recommendations to the Eureka Hunter Holdings Board of Managers as it considers making awards under the Eureka Hunter Holdings Plan.

              Upon the Company's recommendation, Eureka Hunter Holdings made awards under the Eureka Hunter Holdings Plan in 2014 to certain officers and employees of Eureka Hunter Holdings and its affiliates ("Award Recipients"), including Mr. Evans, who serves as the Chief Executive Officer of Eureka

Hunter Holdings. These awards consisted of Class B Common Units representing membership interests in Eureka Hunter Holdings ("Class B Common Units") and Incentive Plan Units in Eureka Hunter Holdings ("Incentive Plan Units"). Class B Common Units and Incentive Plan Units have been awarded in tandem, with each award consisting of an equal number of Class B Common Units and Incentive Plan Units.

              The Class B Common Units are profits interest awards that carry the right to share in the appreciation in the value of a common unit in Eureka Hunter Holdings over and above a baseline value (the "Baseline Value") that is determined on the date of grant of the Class B Common Units. The Incentive Plan Units represent the right to receive, upon the occurrence of specified events, a dollar amount equal to the lesser of (1) the Baseline Value of the corresponding Class B Common Units and (2) the amount received by holders of Class A Common Units in Eureka Hunter Holdings upon the occurrence of the specified event in respect of each Class A Common Unit. Class A Common Units represent all of the common equity interests in Eureka Hunter Holdings other than the profits interests represented by the Class B Common Units.

              The Class B Common Units vest in five substantially equal annual installments on each of the first five anniversaries of the date of grant, subject to the Award Recipient's continued employment, and automatically vest in full upon the occurrence of a liquidity event (as defined in the Eureka Hunter Holdings Plan) (including if the Award Recipient's employment is terminated by Eureka Hunter Holdings or an affiliate without cause or due to the Award Recipient's death or disability, in each case, within six months prior to the occurrence of a liquidity event). Subject to the Award Recipient's continued employment, the Incentive Plan Units become fully vested upon the occurrence of a liquidity event (including if the Award Recipient's employment is terminated by Eureka Hunter Holdings or an affiliate without cause or due to the Award Recipient's death or disability, in each case, within six months prior to the occurrence of a liquidity event). If an Award Recipient's employment is terminated under any other circumstances, all unvested Class B Common Units and Incentive Plan Units will be forfeited immediately upon the Award Recipient's termination of employment. In addition, vested Class B Common Units will be forfeited if an Award Recipient's employment is terminated prior to the occurrence of a liquidity event by Eureka Hunter Holdings or an affiliate for cause or due to the Award Recipient's resignation. If, following a termination of his or her employment by Eureka Hunter Holdings or an affiliate without cause or due to the Award Recipient's death or disability, an Award Recipient retains vested Class B Common Units, Eureka Hunter Holdings will have the right, but not the obligation, to repurchase such vested Class B Common Units at fair market value.

              Payment by Eureka Hunter Holdings in respect of vested Class B Common Units and Incentive Plan Units will become due upon the occurrence of a liquidity event and are expected to be settled in cash upon the occurrence of a liquidity event, except in the case of a qualified public offering (as defined in the Eureka Hunter Holdings Plan), in which case settlement will occur partially in cash and partially in shares of the resulting public entity, with the cash portion not to exceed the amount necessary to cover minimum statutory tax withholdings.

              The Class B Common Units and Incentive Plan Units are not classified as equity for accounting purposes and were accounted for in accordance with ASC 718. In accordance with ASC 718, compensation cost is accrued when the performance condition (i.e. the liquidity event) is probable of being achieved. The Company assessed the probability of a liquidity event up to and including the date of deconsolidation of Eureka Hunter Holdings and concluded that a liquidity event, as defined, was not probable, and therefore, no compensation cost was recognized in 2014 related to awards of Class B Common Units and Incentive Plan Units.

Change in Control Payments

              In 2011, the Company approved a change in control program that provides the Company's executives with certain specified severance payments following a change in control of the Company, provided that the severance occurs either without cause or by the executive for good reason within 24 months following the change in control. The definition of what constitutes a change in control tracks the language of the Company's Stock Incentive Plan.

              Immediately prior to a change in control, all outstanding equity awards will vest and any performance targets will be deemed to have been met at 100%. This occurs without regard to whether a termination of employment occurs.

              For the 24 months following a change in control, an executive who is terminated without cause or who terminates employment for good reason will be entitled to the severance payments. Generally, senior executives, including the NEOs, would receive a severance payment equal to two times base salary plus two times targeted bonus and 24 months of continued medical coverage. The "targeted bonus" is defined as the highest of (1) the maximum bonus opportunity established by the Compensation Committee for the executive or, if the Compensation Committee has not established the executive's bonus opportunity for the year in which the executive's termination occurs, 100% of the executive's base salary, (2) the maximum bonus opportunity established by the Compensation Committee for the executive for the immediately preceding year or (3) the maximum bonus opportunity established by the Compensation Committee for the executive immediately prior to the change in control.

              As a condition to receiving severance payments, an executive must sign a release and waiver of claims that includes non-disparagement and confidentiality provisions. In most circumstances, the executive will, by statute, have 21 days to consider the release and seven days following execution of the release where the executive can revoke it. The executive will receive health coverage during this consideration period even if the executive does not ultimately execute the release.

              Severance benefits paid to an executive will be reduced to the extent necessary to avoid the imposition of any excise tax associated with parachute payments.

              In developing the change in control program, the Compensation Committee engaged the services of Longnecker as compensation consultants. As part of their analysis, Longnecker used the following peer group of companies for benchmarking purposes:

Oasis Petroleum Inc.	Comstock Resources, Inc.	Penn Virginia Corporation
Swift Energy Company	Kodiak Oil & Gas Corp. (which has since been acquired by Whiting Petroleum Corporation)	GeoResources, Inc.
Stone Energy Corporation	Northern Oil & Gas, Inc.	Rex Energy Corporation
Carrizo Oil & Gas, Inc.	Resolute Energy Corporation	Endeavour International Corporation
Gulfport Energy Corporation	Goodrich Petroleum Corporation	GMX Resources, Inc.

Employment Agreements

              We do not have employment agreements with any of our NEOs or other executive officers.

Risk Assessment

              As part of its oversight of the Company's executive and non-executive compensation programs, the Compensation Committee considers the impact of the Company's compensation programs, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. As a result of this analysis, the Compensation Committee identified the following risk mitigating factors:

  •
  use of long-term incentive compensation;

  •
  vesting periods for equity compensation awards that encourage executives and other key employees to focus on sustained stock price appreciation and to provide a long-term retention incentive for our key employees;

  •
  the Compensation Committee's discretionary authority to adjust annual incentive awards, which helps mitigate any business risks associated with such awards;

  •
  the Company's internal controls over financial reporting and other financial, operational and compliance policies and practices currently in place;

  •
  base salaries consistent with executives' responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security; and

  •
  design of long-term compensation to reward executives and other key employees for driving sustainable and/or profitable growth for stockholders.

              As a result of the above assessment, the Compensation Committee determined that the Company's policies and procedures largely achieve a proper balance between competitive compensation and prudent business risk.

Executive Compensation Tables

2014 Summary Compensation Table

              The following 2014 Summary Compensation Table sets forth compensation information for our NEOs relating to 2014, 2013 and 2012. Pursuant to SEC rules, the 2014 Summary Compensation Table is required to include for a particular fiscal year only those restricted stock awards, stock appreciation rights and options to purchase common stock granted during that year, rather than awards granted after year-end, even if awarded for services in that year. SEC rules require disclosure of cash variable compensation to be included in the year earned, even if payment is made after year-end. Generally, we pay any cash variable compensation for a particular year after the Compensation Committee has had an opportunity to review the Company's and each individual's performance for that year. As a result, cash variable compensation reported in the "Bonus" column was paid in the year following the year in which it is reported in the table.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3), (4)	Option Awards (3)	All Other Compensation (5)	Total

Gary C. Evans	2014	$505,385	$442,000	$4,261,000	$—	$148,661	$5,357,046

Chairman and CEO	2013	$485,289	$500,000	$—	$1,982,925	$186,701	$3,154,915

	2012	$441,635	$500,000	$—	$2,943,232	$90,507	$3,975,374

Joseph C. Daches (6)	2014	$300,000	$152,000	$571,500	$—	$31,016	$1,054,516

Senior V.P. and CFO	2013	$126,923	$350,000	$—	$1,184,560	$16,504	$1,677,987

James W. Denny, III	2014	$318,077	$265,000	$1,247,000	$—	$57,395	$1,887,472

Executive V.P. and	2013	$291,234	$300,000	$—	$660,975	$88,479	$1,340,688

President, Appalachian Division	2012	$262,500	$275,000	$—	$981,077	$61,454	$1,580,031

H.C. "Kip" Ferguson	2014	$275,000	$160,000	$680,550	$—	$31,630	$1,147,180

Executive V.P.—Exploration	2013	$275,000	$200,000	$—	$660,975	$29,234	$1,165,209

	2012	$262,500	$500,000	$—	$981,077	$27,199	$1,770,776

Paul Johnston	2014	$231,538	$160,000	$784,550	$—	$28,815	$1,204,903

Senior V.P. and General Counsel	2013	$217,172	$200,000	$—	$260,865	$27,225	$705,262

	2012	$196,731	$200,000	$—	$372,700	$27,988	$797,419

(1)
The amounts reflected in this column show each NEO's salary earned in the corresponding year.

(2)
For a discussion of the 2014 executive bonuses, refer to "Executive Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentives" above. 2014 bonuses were paid in March 2015 and were paid 60% in Company common stock and 40% in cash. The bonus reflected for Mr. Daches in 2013 includes a sign-on bonus of $150,000 paid when he joined the Company.

(3)
Represents the aggregate grant date fair value in accordance with ASC 718 (except no assumptions for forfeitures were included). For a discussion of the assumptions made in the valuation of stock and option awards, please refer to "Note 12—Share-Based Compensation" in the notes to our consolidated financial statements included in our Annual Report on Form 10-K.

(4)
During the year ended December, 31 2014, Mr. Evans was granted 250,049 Class B Common Units and 250,049 Incentive Plan Units under the Eureka Hunter Holdings Plan, all of which were unvested as of December 31, 2014. In accordance with ASC 718, the Class B Common Units and Incentive Plan Units had no value on their grant date. As discussed above under "Long-Term Incentives—Eureka Hunter Holdings, LLC Management Incentive Compensation Plan," the Class B Common Units and Incentive Plan Units were not classified as equity for accounting purposes. Because the satisfaction of the performance conditions related to the Class B Common Units and Incentive Plan Units was not deemed probable, no amounts have been treated as earned in 2014 for purposes of this table. Assuming that the performance conditions had been met on the grant date, the fair value of the Class B Common Units and Incentive Plan Units granted to Mr. Evans was estimated to be $5,422,951.

(5)
Amounts in this column are detailed in the following All Other Compensation Table.

(6)
Mr. Daches joined the Company on July 22, 2013, with an annualized base salary of $300,000. The amount shown for 2013 reflects the amount paid to Mr. Daches from his hire date through the last payroll period in 2013.

All Other Compensation Table

              The charts and narrative below describe the benefits and perquisites for 2014 contained in the "All Other Compensation" column of the 2014 Summary Compensation Table, above.

	401(k) Matching Contribution (1)	Health, Dental, Vision, and Executive Illness Premiums	Life Insurance Premiums	Disability Insurance Premiums	Other

Mr. Evans	$9,100	$15,294	$1,187	$7,060	$116,020 (2), (3)

Mr. Daches	$9,100	$15,370	$1,187	$5,359	$—

Mr. Denny	$9,100	$11,540	$774	$4,760	$31,221 (3)

Mr. Ferguson	$9,100	$15,370	$1,165	$5,995	$—

Mr. Johnston	$9,100	$11,643	$1,121	$6,951	$—

(1)
The Company's "safe harbor" matching contributions to its 401(k) plan for 2014 have not yet been made. When made, the Company expects that the contribution will be made in shares of the Company's common stock. Once dollar amounts for the Company's contributions are determined, the Company uses the closing price of the common stock the day prior to making its contribution to convert the dollar amounts to shares on a unitized basis. The amount of this contribution will change if the Company chooses to make a discretionary matching contribution for 2014.

(2)
We provide Mr. Evans with memberships to certain private country and city clubs to facilitate business meetings and initiate and strengthen business relationships. Mr. Evans uses one country club for business and non-business purposes. The cost of membership in that club is included in this total.

(3)
Because of extensive business travel requirements, we make corporate apartments available to Messrs. Evans and Denny and other employees. In 2014, Mr. Evans did not maintain a residence near the Company's Houston offices and the Company incurred an incremental cost of $82,680 associated with Mr. Evans' use of a Houston apartment along with other executives who also reside at the same premises. In 2014, Mr. Denny used a corporate apartment near the Company's operations in Marietta, Ohio with incremental costs to the Company of $26,390. We also provide vehicles at various locations. The amount shown for Mr. Evans includes the incremental cost of Mr. Evans' use of Company vehicles. We did not attribute any incremental cost to Mr. Denny's use of Company vehicles because the vehicles driven by Mr. Denny in 2014 had fully depreciated prior to 2012 and because of his limited personal use of those vehicles.

2014 Grants of Plan-Based Awards

              The following table sets forth plan-based awards made in 2014. Each of our NEOs was granted restricted shares of the Company's common stock. The restrictions on the shares lapse over a 3-year period with restrictions lapsing on 33% of the restricted shares one year from the date of the grant.

              During December 2014 the Compensation Committee modified the restricted stock grant which occurred during November 2014. The modification was to fully accelerate the lapse of restrictions on the third tranche of the award which originally would have occurred on November 6, 2017. Under the modified terms, the restrictions lapsed with respect to one-third of the stock award on December 19, 2014 and the remaining restrictions will lapse equally on November 6, 2015 and 2016.

	Grant Date	Number of Restricted Shares	Grant Date Fair Value of Restricted Shares	Number of Class B Common Units (1)	Number of Incentive Plan Units (1)

Mr. Evans	1/8/2014	300,000	$2,181,000	—	—

	5/12/2014	—	$—	109,835	109,835

	11/6/2014	500,000	$2,080,000	—	—

	12/8/2014	—	$—	140,214	140,214

Mr. Daches	1/8/2014	50,000	$363,500	—	—

	11/6/2014	50,000	$208,000	—	—

Mr. Denny	1/8/2014	100,000	$727,000	—	—

	11/6/2014	125,000	$520,000	—	—

Mr. Ferguson	1/8/2014	65,000	$472,500	—	—

	11/6/2014	50,000	$208,000	—	—

Mr. Johnston	1/8/2014	65,000	$472,550	—	—

	11/6/2014	75,000	$312,000	—	—

(1)
During 2014, Mr. Evans, as the Chief Executive Officer of Eureka Hunter Holdings, was granted Class B Common Units and Incentive Plan Units under the Eureka Hunter Holdings Plan. See "Executive Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—Eureka Hunter Holdings, LLC Management Incentive Plan" and footnote (4) to the 2014 Summary Compensation Table above for a discussion of the Class B Common Units and Incentive Plan Units. The Class B Common Units awarded to Mr. Evans on May 12, 2014 and December 8, 2014 had Baseline Values of $20.00 and $35.28, respectively.

2014 Outstanding Equity Awards at Year-End

              The following table identifies the outstanding equity-based awards held by the NEOs as of December 31, 2014. For all unvested awards, continued employment through the vesting date is required.

	Option and Stock Appreciation Right Awards								Stock Awards (4)

	Award Year	Number of Securities Underlying Unexercised Options/SARs (Exercisable)	Number of Securities Underlying Unexercised Options/SARs (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs		Option Exercise Price/ SAR Base Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested

Mr. Evans	2014	—	—		—		—	—	633,300	(3)	$1,988,562

	2013	375,000	375,000	(1)	—		$4.16	1/17/2023	—		—

	2012	562,500	187,500	(1)	—		$6.08	4/13/2022	—		—

	2011	601,250	—		—		$7.95	5/2/2021	—		—

	2010	500,000	—		1,541,667	(2)	—	11/29/2015	—		—

Mr. Daches	2014	—	—		—		—	—	83,330	(3)	$261,656

	2013	—	200,000	(1)	—		$3.82	7/26/2023	—		—

Mr. Denny	2014	—	—		—		—	—	183,324	(3)	$575,637

	2013	—	125,000	(1)	—		$4.16	1/17/2023	—		—

	2012	187,500	62,500	(1)	—		$6.08	4/13/2022	—		—

	2011	231,250	—		—		$7.95	5/2/2021	—		—

Mr. Ferguson	2014	—	—		—		—	—	98,330	(3)	$308,756

	2013	125,000	125,000	(1)	—		$4.16	1/17/2023	—		—

	2012	187,500	62,500	(1)	—		$6.08	4/13/2022	—		—

	2011	231,250	—		—		$7.95	5/2/2021	—		—

	2010	70,000	—		—		$2.25	2/11/2020	—		—

Mr. Johnston	2014	—	—		—		—	—	114,994	(3)	$361,081

	2013	75,000	75,000	(1)	—		$4.16	1/17/2023	—		—

	2012	93,750	31,250	(1)	—		$6.08	4/13/2022	—		—

	2011	138,750	—		—		$7.95	5/2/2021	—		—

	2010	125,000	—		—		$4.56	8/3/2020	—		—

(1)
All 2013, 2012, and 2011 grants featured 25% immediate vesting and 25% additional vesting on the first three anniversaries of the grant dates, which were January 17, 2013, April 13, 2012, and May 2, 2011, respectively.

(2)
In November 2010, we awarded Mr. Evans stock appreciation rights on 3,083,332 shares of the Company's common stock, with vesting subject to specific stock price performance measures and certain specific reserve growth performance achievements over the five-year period following the grant date. If the performance measures are achieved, the stock appreciation rights become exercisable in three annual tranches based on the anniversary of the grant date. As of December 31, 2014, stock appreciation rights on 500,000 shares were vested and exercisable.

(3)
The restrictions on the shares from the 2014 grants lapse over a 3-year period with restrictions lapsing on 33% of the restricted shares one year from the date of the grant. During December 2014 the Compensation Committee modified the November 2014 restricted stock grant. The modification was to fully accelerate the lapse of restrictions on the third tranche of the award which originally would have occurred on November 6, 2017. Under the modified terms, the restrictions lapsed with respect to one-third of the stock award on December 19, 2014 and the remaining restrictions will lapse equally on November 6, 2015 and 2016.

(4)
Mr. Evans holds awards in the form of profits interests at Eureka Hunter Holdings that are not included in this table but that are discussed in footnote (4) to the 2014 Summary Compensation Table above. As a result of the Company's reduction in equity interest in Eureka Hunter Holdings and the subsequent deconsolidation of Eureka Hunter Holdings, which occurred on December 18, 2014, the Company had no obligation associated with the Eureka Hunter Holdings Plan as of December 31, 2014.

2014 Option Exercises and Stock Vested

              The following table summarizes the options exercised and restricted stock vested in 2014 for our NEOs. For awards of Company stock that vested in 2014, the value that the NEO realized on the date the restrictions on the award lapsed is provided.

		Option Awards		Stock Awards

	Grant Date	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares With Lapse of Restrictions	Value Realized on Lapse of Restrictions

Mr. Evans	11/6/2014	—	$—	166,700	$565,113

Mr. Daches	11/6/2014	—	$—	16,670	$56,511

	7/6/2013	100,000	$230,000	—	$—

Mr. Denny	11/6/2014	—	$—	41,676	$141,282

	1/17/2013	125,000	$551,250	—	$—

	10/23/2009	250,000	$1,720,000	—	$—

	9/30/2009	12,500	$92,500	—	$—

Mr. Ferguson	11/6/2014	—	$—	16,670	$56,511

	2/11/2010	200,000	$1,226,000	—	$—

	9/30/2009	100,000	$688,000	—	$—

Mr. Johnston	11/6/2014	—	$—	25,006	$84,770

Potential Payments Upon Termination or Change in Control

              The following table identifies the payments that may be made to our NEOs following a change in control of the Company. For a detailed discussion of these payments, please see the Executive Compensation Discussion and Analysis above. These calculations assume a change in control of the Company on December 31, 2014, and a closing stock price on that date of $3.14.

	Cash (1)		Equity (2)	Perquisites / Benefits (3)	Total

Mr. Evans	$2,040,000	(4)	$1,988,562	$43,904	$4,072,466

Mr. Daches	$1,200,000	(5)	$261,656	$37,902	$1,499,558

Mr. Denny	$1,300,000	(6)	$576,637	$29,977	$1,906,614

Mr. Ferguson	$1,100,000	(7)	$371,056	$43,165	$1,514,221

Mr. Johnston	$940,000	(8)	$361,081	$29,583	$1,330,664

(1)
Cash compensation is subject to each NEO's severance from employment without cause or by the NEO with good reason within 24 months following a change in control.

(2)
The 2014 Outstanding Equity Awards at Year-End table details the unvested awards that would have been subject to accelerated vesting on December 31, 2014. All outstanding equity awards are immediately vested upon a change in control.

(3)
The benefits identified in the third column consist of 24 months of continued Company contributions towards the cost of coverage for medical, dental and vision plans. The amounts were calculated by taking each NEO's actual coverage elections for 2015 and assuming that the cost of coverage would not change in 2016. Accordingly, these amounts are only estimates.

(4)
This consists of 2x base salary of $510,000 plus 2x targeted bonus with the bonus set at 100% of base salary.

(5)
This consists of 2x base salary of $300,000 plus 2x targeted bonus with the bonus set at 100% of base salary.

(6)
This consists of 2x base salary of $325,000 plus 2x targeted bonus with the bonus set at 100% of base salary.

(7)
This consists of 2x base salary of $275,000 plus 2x targeted bonus with the bonus set at 100% of base salary.

(8)
This consists of 2x base salary of $235,000 plus 2x targeted bonus with the bonus set at 100% of base salary.

              We are not obligated to make any payments to any of our NEOs upon a termination of the NEO's employment, except as described above in connection with a change in control. Upon termination of employment, other than in connection with a change in control, for any reason, including by reason of death or disability and with or without cause, all unvested options and restricted stock awards will be terminated and forfeited. Vested options may be exercised for a period of six months after termination by reason of death or disability and for a period of three months after termination for any other reason or, in either case, until the earlier expiration of the options.

              Unvested Eureka Hunter Holdings Class B Common Units and Incentive Plan Units vest in full automatically upon the occurrence of a liquidity event (as defined in the Eureka Hunter Holdings Plan) if the award recipient continues to be employed by Eureka Hunter Holdings or an affiliate at the time of the liquidity event or if the award recipient's employment was terminated by Eureka Hunter Holdings or an affiliate without cause or due to the award recipient's death or disability, in each case, within six months prior to the occurrence of the liquidity event.

Compensation Committee Interlocks and Insider Participation

              Only one of our directors, Gary C. Evans, also serves as an executive officer of Magnum Hunter. Mr. Evans does not serve on any of our standing committees, and no other member of our Board is employed by Magnum Hunter or its subsidiaries.

              Mr. Evans also serves as Chairman of the board of directors of GreenHunter and is a major stockholder of GreenHunter. In addition, Mr. Evans currently serves as the interim Chief Executive Officer of GreenHunter. Other than as described above, none of our executive officers serves on the board of directors of another entity whose executive officers serve on our Board. No officer or employee of Magnum Hunter, other than Mr. Evans, participated in the deliberations of our Board or our Compensation Committee concerning executive officer or director compensation.

Compensation Committee Report

              Our Compensation Committee reviewed the Executive Compensation Discussion and Analysis, or CD&A, as prepared by management of the Company, and discussed the CD&A with the Company's management. Based on the Committee's review and discussions, the Committee recommended to the Board that the CD&A be included in this proxy statement.

The Compensation Committee
Joe L. McClaugherty, Chair Stephen C. Hurley Jeff Swanson

OTHER MATTERS

              As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the Meeting other than as described in this proxy statement. However, if any other matter shall properly come before the Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of Meeting.

Stockholder Proposals for 2016 Annual Meeting

              Magnum Hunter common stockholders who wish to present proposals for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2016 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. Generally, to be eligible, stockholder proposals must be received by Magnum Hunter's Corporate Secretary no later than December 31, 2015, which is 120 days prior to the calendar anniversary of the mailing date of this proxy statement. However, if the date of the Company's 2016 annual meeting is changed by more than 30 days from the date of the Meeting, then the deadline for receipt of stockholder proposals will be a reasonable time before the Company prints and sends its proxy materials for the 2016 annual meeting. The Company currently expects to hold its 2016 annual meeting in June 2016. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in our proxy statement in accordance with the regulations governing the solicitation of proxies.

              Any common stockholder desiring to nominate a director or propose other business at our annual meeting of stockholders to be held in 2016 must comply with the advance notice provisions of our bylaws. Please refer to our bylaws for a description of the required content of this notice. To be timely, the notice must ordinarily be delivered to our Corporate Secretary at our principal executive offices at 909 Lake Carolyn Parkway, Suite 600, Irving, Texas 75039 no later than 30 days nor more than 60 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice was given.

Householding of Proxies

              For stockholders who have requested a printed copy of our proxy materials, the SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company, and some brokers, household annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials, as applicable, by delivering a single annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address, unless contrary instructions have been received by the Company from one or more of the affected stockholders. For example, if you and another stockholder share an address and each requests copies of the proxy statement, absent contrary instructions, only one copy of the proxy statement will be delivered to your address.

              Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of annual reports, proxy statements, or Notices of Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account, or the Company using the contact information below if you hold registered shares.

              You may request to receive at any time a separate copy of our annual report, proxy statement, or Notice of Availability of Proxy Materials, as applicable, by sending a written request to our Corporate Secretary at 909 Lake Carolyn Parkway, Suite 600, Irving, Texas 75039 or by telephoning (832) 369-6986. A separate copy of the requested materials will be delivered promptly following receipt of your request.

Where You Can Find More Information

              We file with, or furnish to, the SEC annual, quarterly, current and special reports, proxy statements and other information. You may read and copy any reports, statements or other information that Magnum Hunter files with, or furnishes to, the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide website maintained by the SEC at www.sec.gov. The reports and other information filed by Magnum Hunter with the SEC are also available at its Internet website, which is www.magnumhunterresources.com. Information on these Internet websites is not part of this proxy statement.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000248817_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Victor G. Carrillo 02 Rocky L. Duckworth 03 Gary C. Evans 04 Stephen C. Hurley 05 Joe L. McClaugherty 06 Jeff Swanson MAGNUM HUNTER RESOURCES CORPORATION 909 Lake Carolyn Parkway, Suite 600 Irving, TX 75039 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2. and 3 For Against Abstain 2. The ratification of the appointment of BDO USA, LLP as Magnum Hunter's independent registered public accounting firm for the fiscal year ending December 31, 2015; 3. The approval of an adjournment of the meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000248817_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . MAGNUM HUNTER RESOURCES CORPORATION Annual Meeting of Stockholders June 12, 2015 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gary C. Evans and Paul Johnston, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MAGNUM HUNTER RESOURCES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, CDT on June 12, 2015, in the 1st floor conference room at 909 Lake Carolyn Parkway, Irving, Texas 75039, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side